UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Stratus Properties Inc.
(Name of registrant as specified in its charter)

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Notice of Annual Meeting of Stockholders

May 18, 2017

Date:	Thursday, May 18, 2017

Time:	9:30 a.m., Central Time

Place:	W Austin Hotel
200 Lavaca Street
Austin, Texas 78701

Purpose:	• To elect two Class I director nominees named in the accompanying proxy statement;

• To approve, on an advisory basis, the compensation of our named executive officers;

• To ratify the appointment of our independent registered public accounting firm;

• To adopt the 2017 Stock Incentive Plan; and

• To transact such other business as may properly come before the annual meeting.

Record Date:	Only stockholders of record as of the close of business on March 30, 2017 are entitled to notice of and to attend or vote at the annual meeting.

Proxy Voting:	It is important that your shares be represented at the annual meeting whether or not you are personally able to attend. Accordingly, after reading the accompanying proxy statement, please promptly submit your proxy and voting instructions by internet or mail as described on the proxy card.

By Order of the Board of Directors.
KENNETH N. JONES
General Counsel & Secretary

April 11, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 18, 2017.

This proxy statement and the company’s 2016 annual report to stockholders are available at

https://www.eproxyaccess.com/strs2017

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Stratus Properties Inc.

Proxy Summary

This summary highlights selected information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. For more information regarding our 2016 performance, please review our 2016 annual report to stockholders (“2016 annual report”). The 2016 annual report, including financial statements, is first being sent to stockholders together with this proxy statement and form of proxy on or about April 11, 2017.

2017 Annual Meeting of Stockholders

Time and Date:	9:30 a.m., Central Time, Thursday, May 18, 2017

Place:	W Austin Hotel, 200 Lavaca Street, Austin, Texas 78701

Record Date:	March 30, 2017

Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director position and one vote for each of the other proposals to be voted on at the annual meeting.

Agenda and Voting Recommendations

Item	Description	Board Vote Recommendation	Page

1	Election of two Class I director nominees	FOR each nominee	17

2	Advisory vote to approve the compensation of our named executive officers	FOR	44

3	Ratification of the appointment of BKM Sowan Horan, LLP as our independent registered public accounting firm for 2017	FOR	47

4	Adoption of the 2017 Stock Incentive Plan	FOR	48

Director Highlights (page 18)

Name	Age	Director Since	Principal Occupation	Independent	Board Committees

William H. Armstrong III	52	1998	Chairman of the Board, President and Chief Executive Officer of Stratus Properties Inc.	No	None

Ella Gendel	31	2017	Director at Oasis Management	Yes	Compensation

James E. Joseph	56	2015	Dean of the Madden School of Business at Le Moyne College	Yes	Audit Compensation Nominating and Corporate Governance

James C. Leslie	61	1996	Private investor; President of Leslie Enterprises, L.P.	Yes	Audit Compensation

Michael D. Madden	68	1992	Managing Partner of BlackEagle Partners, LLC; Chairman of the Board of Hanover Advisors L.L.C.	Yes	Audit Compensation Nominating and Corporate Governance

Charles W. Porter	65	2012	Chief Operating Officer of MG Holdings Services, LLC; Advisor and Consultant to Moffett Holdings, L.L.C.	Yes	Audit Nominating and Corporate Governance

John C. Schweitzer	72	2016	President of Westgate Corporation	Yes	Audit Compensation

2016 Performance Highlights (page 28)

•

Significant progress towards the sale of The Oaks at Lakeway, which closed in February 2017 for $114.0 million in cash, generating $50.8 million in net cash proceeds, a portion of which was used to pay down the Comerica credit facility.

•

Reduced consolidated debt at December 31, 2016, from $291.1 million to $186.6 million on a pro forma basis after giving consideration to the use of proceeds from the sale of The Oaks at Lakeway. Stratus has only project-specific debt outstanding with minimal scheduled maturities in 2017.

•

Completed construction of the 236-unit initial phase of the Santal multi-family project, a garden-style apartment complex in Barton Creek Section N, within budget in August 2016. As of February 28, 2017, 90% of the units were leased, contributing to an increase in Stratus’ commercial leasing revenue in 2016. Construction of the 212-unit second phase is expected to commence by mid-2017.

•	Advanced construction of HEB grocery-anchored retail projects in Killeen and Magnolia, Texas, with the related HEB stores presently expected to open in April 2017 and early 2019, respectively.

•	Substantially completed construction of the first 5 of 20 townhomes at the Villas at Amarra Drive project in Barton Creek.

•	Sold 26 lots in Barton Creek and Circle C for a total of $10.2 million during 2016.

•	W Austin Hotel & Residences generated net operating income of $16.8 million in 2016, which was in line with budget.

•

Secured final building permits and completed the design for the Lantana Place mixed-use development project, comprised of approximately 320,000 square feet of retail, hotel and office uses. Subject to obtaining construction financing, Stratus expects to begin construction in the second quarter of 2017.

•	Secured final building permits for The St. Mary, a 240-unit multi-family development in the Circle C community.

•

Stratus’ common stock significantly outperformed (319%) the S&P 500 Index (98%), the Dow Jones U.S. Real Estate Index (69%) and a group of real estate related companies (85%) including Alexander & Baldwin, Inc., Consolidated-Tomoka Land Co., Forestar Group Inc., The Howard Hughes Corporation, Maui Land & Pineapple Company, Inc., The St. Joe Company, and Tejon Ranch Co., over the five years ending December 31, 2016.

Executive Compensation Highlights (page 29)

After receiving feedback from investors and reviewing the analysis of FPL Associates L.P., the compensation committee’s independent compensation consultant, the compensation committee implemented the following changes to our executive compensation program in 2016 and early 2017:

•	Addition of a performance-based award to the long-term incentive program.

•	Application of a clawback policy to performance-based awards.

•	Adoption of an anti-pledging policy applicable to our directors and executive officers, which applies prospectively.

•	Implementation of a “double trigger” equity acceleration after a change of control.

•	Elimination of all tax gross-ups for executive officers effective January 1, 2017.

In addition, the following best practices have historically been part of our executive compensation program:

•	Annual incentive bonus awards based on performance.

•	“Double trigger” cash payments after a change of control.

•	Retention of an independent compensation consultant as necessary.

•	Stock ownership guidelines applicable to executive officers.

•	No excise tax gross-ups in change of control agreements.

Corporate Governance Highlights (page 10)

We are committed to strong and effective governance practices that are responsive to our stockholders. Our commitment to good corporate governance is illustrated by the following practices:

•	Board independence (6 out of our 7 directors are independent).

•	100% independent audit, compensation, and nominating and corporate governance committees.

•	A lead independent director with strong and clear responsibilities.

•	Robust corporate governance guidelines and ethics and business conduct policy.

•	Stock ownership guidelines for non-employee directors.

•	Annual performance evaluations of the board overseen by the nominating and corporate governance committee.

•	100% attendance at board and committee meetings by all directors serving through the end of 2016.

•	Independent directors regularly meet in executive sessions without management present.

In addition, in connection with the conclusion of the formal strategic review process, the board decided to allow our stockholder rights plan to expire in accordance with its terms on March 9, 2017. Management will hold quarterly earnings conference calls beginning with our release of results for the first quarter of 2017.

Questions and Answers about the Proxy Materials, Annual Meeting and Voting

Why am I receiving these proxy materials?

Our board of directors is soliciting your proxy to vote at our 2017 annual meeting of stockholders because you owned shares of our common stock at the close of business on March 30, 2017, the record date for the annual meeting, and, therefore, are entitled to vote at the annual meeting. This proxy statement, along with a proxy card or voting instruction form and the 2016 annual report, is being mailed to stockholders on or about April 11, 2017. We have made the proxy statement and 2016 annual report available to you on the internet and we have delivered printed proxy materials to you. This proxy statement summarizes the information that you need to know in order to cast your vote at the annual meeting. You do not need to attend the annual meeting in person to vote your shares of our common stock.

When and where will the annual meeting be held?

The annual meeting will be held at 9:30 a.m., Central Time, on Thursday, May 18, 2017, at the W Austin Hotel located at 200 Lavaca Street, Austin, Texas 78701. You can obtain directions to the annual meeting at www.starwoodhotels.com/whotels/property/area/directions.html?propertyID=3224.

What should I bring if I plan to attend the annual meeting in person?

If you plan to attend the annual meeting in person, please bring proper identification and, if your shares of our common stock are held in “street name,” meaning a bank, broker, trustee or other nominee is the stockholder of record of your shares, please bring acceptable proof of ownership, which is either an account statement or a letter from your bank, broker, trustee or other nominee confirming that you beneficially owned shares of Stratus Properties Inc. common stock on the record date.

Who is soliciting my proxy?

Our board of directors, on behalf of the company, is soliciting your proxy to vote your shares of our common stock on all matters scheduled to come before the 2017 annual meeting of stockholders, whether or not you attend in person. By completing, signing, dating and returning the proxy card or voting instruction form, or by submitting your proxy and voting instructions via the internet, you are authorizing the proxy holders to vote your shares of our common stock at the annual meeting as you have instructed.

On what matters will I be voting? How does the board recommend that I cast my vote?

At the annual meeting, you will be asked to (1) elect two Class I director nominees; (2) approve, on an advisory basis, the compensation of our named executive officers; (3) ratify the appointment of our independent registered public accounting firm; (4) adopt the 2017 Stock Incentive Plan; and (5) consider any other matter that properly comes before the annual meeting.

Our board of directors recommends that you vote:

•	FOR the election of the two Class I director nominees;

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers;

•	FOR the ratification of the appointment of our independent registered public accounting firm; and

•	FOR the adoption of the 2017 Stock Incentive Plan.

We do not expect any matters to be presented for action at the annual meeting other than the matters described in this proxy statement. However, by signing, dating and returning a proxy card or submitting your proxy and voting instructions via the internet, you will give to the persons named as proxies discretionary voting authority with respect to any matter that may properly come before the annual meeting about which we did not have notice at least 45 days before the anniversary date on which we first sent our proxy materials for the prior year’s annual meeting of stockholders or by March 1, 2017. The proxies will vote on any such matter in accordance with their best judgment.

How many votes may I cast?

You may cast one vote for every share of our common stock that you owned on March 30, 2017, the record date for the annual meeting.

How many shares of common stock are eligible to be voted?

As of March 30, 2017, we had 8,126,502 shares of common stock outstanding. Each share of common stock outstanding as of the record date for the annual meeting will entitle the holder to one vote.

How many shares of common stock must be present to hold the annual meeting?

Under Delaware law and our by-laws, the holders of a majority of our common stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the annual meeting. The inspector of election will determine whether a quorum is present at the annual meeting. If you are a beneficial owner (as defined below) of shares of our common stock and you do not instruct your bank, broker, trustee or other nominee how to vote your shares on any of the proposals, and your bank, broker, trustee or nominee submits a proxy with respect to your shares on a matter with respect to which discretionary voting is permitted, your shares will be counted as present at the annual meeting for purposes of determining whether a quorum exists. In addition, stockholders of record who are present at the annual meeting in person or by proxy will be counted as present at the annual meeting for purposes of determining whether a quorum exists, whether or not such holder abstains from voting on any or all of the proposals.

How do I vote?

Stockholders of Record

If your shares of our common stock are registered directly in your name with our transfer agent, Computershare Shareowner Services LLC, you are the stockholder of record of those shares and these proxy materials have been mailed to you by us. You may submit your proxy and voting instructions via the internet or by mail as further described below. Your proxy, whether submitted via the internet or by mail, authorizes each of William H. Armstrong III and Kenneth N. Jones to act as your proxies at the annual meeting, each with the power to appoint his substitute, to represent and vote your shares of our common stock as you directed, if applicable.

•	Submit Your Proxy and Voting Instructions via the Internet at: http://www.ivselection.com/stratus17

•	Use the internet to submit your proxy and voting instructions 24 hours a day, seven days a week until 11:59 p.m., Central Time, on May 17, 2017.

•	Please have your proxy card available and follow the instructions on the proxy card.

•	Submit Your Proxy and Voting Instructions by Mail

•	Complete, date and sign your proxy card and return it in the postage-paid envelope provided.

If you submit your proxy and voting instructions via the internet, you do not need to mail your proxy card. The proxies will vote your shares of our common stock at the annual meeting as instructed by the latest dated proxy received from you, whether submitted via the internet or by mail. You may also vote in person at the annual meeting.

For a discussion of the treatment of a properly completed, signed and dated proxy card without voting instructions on any or all of the proposals, please see the question below titled “What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?”

Beneficial Owners

If your shares of our common stock are held in a stock brokerage account by a bank, broker, trustee or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker, trustee or other nominee that is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or other nominee on how to vote your shares of our common stock via the internet or by telephone, if the bank, broker, trustee or other nominee offers these options or by completing, signing, dating and returning a voting instruction form. Your bank, broker, trustee or other nominee will send you instructions on how to submit your voting instructions for your shares of our common stock. For a discussion of the rules regarding the voting of shares of our common stock held by beneficial owners, please see the question below titled “What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?”

What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?

If you properly complete, sign, date and return a proxy card or voting instruction form, your shares of our common stock will be voted as you specify. If you are a stockholder of record and you make no specifications on your proxy card, your shares of our common stock will be voted in accordance with the recommendations of our board of directors, as provided above. If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares of our common stock for you, your shares of our common stock will not be voted with respect to any proposal for which the stockholder of record does not have discretionary authority to vote. Rules of the New York Stock Exchange (“NYSE”) determine whether proposals presented at stockholder meetings are “discretionary” or “non-discretionary.” If a proposal is determined to be discretionary, your bank, broker, trustee or other nominee is permitted under NYSE rules to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, NYSE rules prohibit your bank, broker, trustee or other nominee to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker, trustee or other nominee holding shares for a beneficial owner returns a valid proxy, but does not vote on a particular proposal because it does not have discretionary authority to vote on the matter and has not received voting instructions from the stockholder for whom it is holding shares.

Under the NYSE rules, the proposal relating to the ratification of the appointment of our independent registered public accounting firm is a discretionary proposal. If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares for you, your shares may be voted with respect to the ratification of the appointment of our independent registered public accounting firm.

Under the rules of the NYSE, the proposals relating to the election of directors, the compensation of our named executive officers, and the adoption of the 2017 Stock Incentive Plan are non-discretionary proposals. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares for you, your shares will not be voted with respect to these proposals. Without your voting instructions, a broker non-vote will occur with respect to your shares on each non-discretionary proposal for which you have not provided voting instructions.

What vote is required, and how will my votes be counted, to elect the director nominees and to approve each of the other proposals discussed in this proxy statement?

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes

No. 1: Election of two Class I director nominees	For or withhold on each director nominee	Plurality of shares voted	N/A	No effect

No. 2: Approval, on an advisory basis, of the compensation of our named executive officers	For, against or abstain	Affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote	Treated as votes against	No effect

No. 3: Ratification of the appointment of our independent registered public accounting firm	For, against or abstain	Affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote	Treated as votes against	N/A

No. 4: Adoption of the 2017 Stock Incentive Plan	For, against or abstain	Affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote	Treated as votes against	No effect

Our directors are elected by a plurality of shares of our common stock voted. This means that the candidates receiving the highest number of “FOR” votes will be elected. A properly executed card marked “WITHHOLD” with respect to the election of a director nominee will be counted for purposes of determining whether there is a quorum at the annual meeting, but will not be considered to have been voted for the director nominee. Under our by-laws, all other matters require the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote, except as otherwise provided by statute, our certificate of incorporation or our by-laws.

Can I revoke or change my voting instructions after I deliver my proxy?

Yes. Your proxy can be revoked or changed at any time before it is used to vote your shares of our common stock if you: (1) provide notice in writing to our corporate secretary before the annual meeting; (2) timely provide to us another proxy with a later date; or (3) are present at the annual meeting and either vote in person or notify the corporate secretary in writing at the annual meeting of your wish to revoke your proxy. Your attendance alone at the annual meeting will not be enough to revoke your proxy.

How will we solicit proxies and who pays for soliciting proxies?

We pay all expenses incurred in connection with this solicitation of proxies to vote at the annual meeting. We have retained Innisfree M&A Incorporated, for an estimated fee of $10,000 plus reimbursement of out-of-pocket expenses, to assist us in the solicitation of proxies and otherwise in connection with the annual meeting. We and our proxy solicitor will also request banks, brokers, trustees and other nominees holding shares of our common stock beneficially owned by others to send these proxy materials and the 2016 annual report to, and obtain voting instructions from, the beneficial owners and will reimburse such stockholders of record for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, email and other electronic means, advertisements and personal solicitation by our directors and officers. No additional compensation will be paid to directors, officers or employees for such solicitation efforts.

Could other matters be considered and voted upon at the annual meeting?

Our board does not expect to bring any other matter before the annual meeting, and it is not aware of any other matter that may be considered at the annual meeting. In addition, pursuant to our by-laws, the time has elapsed for any stockholder to properly bring a matter before the annual meeting. However, if any other matter does properly come before the annual meeting, each of the proxy holders will vote any shares of our common stock, for which he holds a proxy to vote at the annual meeting, in his discretion.

What happens if the annual meeting is postponed or adjourned?

Unless a new record date is fixed, your proxy will still be valid and may be used to vote shares of our common stock at the postponed or adjourned annual meeting. You will still be able to change or revoke your proxy until it is used to vote your shares.

2018 Stockholder Proposals

If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to: Corporate Secretary, Stratus Properties Inc., 212 Lavaca Street, Suite 300, Austin, Texas 78701 by December 12, 2017.

If you want to present a proposal at the next annual meeting but do not wish to have it included in our proxy statement, you must submit it in writing to our corporate secretary, at the above address, by January 18, 2018, in accordance with the specific procedural requirements in our by-laws. If you would like a copy of these procedures, please contact our corporate secretary as provided above, or access our by-laws on our website at www.stratusproperties.com under Investor Relations – Corporate Governance Documents. Failure to comply with the procedures and deadlines in our by-laws may preclude the presentation of your proposal at our 2018 annual meeting.

Corporate Governance

Corporate Governance Guidelines; Ethics and Business Conduct Policy

We are committed to strong and effective governance practices that are responsive to our stockholders. Our corporate governance guidelines, along with the charters of the standing committees of our board, provide the framework for the governance of the company and reflect the board’s commitment to monitor the effectiveness of policy and decision making at both the board and management levels. Our corporate governance guidelines and our ethics and business conduct policy are available at www.stratusproperties.com under Investor Relations–Corporate Governance Documents and –Ethics and Business Conduct Policy, respectively. Both are available in print to any stockholder who requests a copy. Amendments to or waivers of our ethics and business conduct policy granted to any of our directors or executive officers will be published promptly on our website.

Board Composition and Leadership Structure

Our board has primary responsibility for directing the management of our business and affairs. As of the date of this proxy statement, our board of directors consists of seven members, six of whom have been determined by our board to be independent, as discussed below. Mr. Armstrong, the chairman of our board of directors, is not considered an independent director because he is a member of our management team and receives compensation for his services to the company. Each of the directors other than Mr. Armstrong is independent, and our board believes that the independent directors provide effective oversight of management.

Our board of directors believes that Mr. Armstrong’s service as both chairman of our board and chief executive officer is in the best interest of the company and our stockholders. With over 20 years of leadership experience with the company, Mr. Armstrong possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the company and its businesses. His experience and relationships in the Austin area have been central to the company’s ability to secure and maintain entitlements and successfully develop and sell its properties. He is thus best positioned to develop agendas that ensure that our board’s time and attention are focused on the most critical challenges and opportunities facing the company. His combined role enables decisive leadership, ensures clear accountability, facilitates an efficient board process, and enhances our ability to communicate the company’s message and strategy clearly and consistently to our stockholders, employees and customers.

Our board of directors recognizes the importance of having a strong independent board leadership structure to ensure accountability and to facilitate the effective performance of the board in its role of providing effective oversight of management. Accordingly, in 2013, our board established the position of lead independent director and appointed Mr. Madden to serve as lead independent director for a term of three years. In 2016, our board renewed Mr. Madden’s term as lead independent director for an additional three years to begin on April 1, 2016. The lead independent director serves as a liaison between Mr. Armstrong and the independent directors, works with Mr. Armstrong in setting the agendas for board meetings and, in the absence of Mr. Armstrong, chairs regular sessions of the board. The lead independent director also sets the agenda and presides at all executive sessions of the independent directors. The lead independent director may be removed or replaced at any time with or without cause by a majority vote of our independent directors. In addition, our three standing committees are composed entirely of independent directors, and have the power and authority to engage legal, financial and other advisors as they may deem necessary, without consulting or obtaining the approval of the full board or management.

Board and Committee Meeting Attendance

Our board of directors held a total of eight meetings during 2016 (four regular meetings and four special meetings). During 2016, Messrs. Armstrong, Joseph, Leslie, Madden, Porter and Schweitzer each participated in 100% of the total number of our board meetings and the total number of meetings held by each committee of our board—four audit committee meetings, two compensation committee meetings and three nominating and corporate governance committee meetings—on which such director served during the periods of such director’s board membership and committee service. During 2016, John G. Wenker, who served as a member of our board from December 10, 2015 until he resigned on March 23, 2016, participated in 50% of the total number of board and committee meetings held by the committee on which he served during the period of his board membership and committee service. Directors are invited but not required to attend annual meetings of our stockholders. Messrs. Armstrong, Leslie and Schweitzer attended our 2016 annual meeting of stockholders. Ms. Gendel was not appointed to our board of directors until January 11, 2017.

Board Committees

To provide for effective direction and management of our business, our board has established three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Each of the audit, compensation and nominating and corporate governance committees are composed entirely of independent directors. Each committee operates under a written charter adopted by our board. All of the committee charters are available on our website at www.stratusproperties.com under Investor Relations – Corporate Governance Documents and are available in print upon request. The following table identifies the current committee members.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Ella Gendel*		X

James E. Joseph	X	X	X

James C. Leslie	X	Chair

Michael D. Madden	Chair	X	Chair

Charles W. Porter	X		X

John C. Schweitzer	X	X

*	On January 11, 2017, Ella Gendel was appointed to the board to serve as a Class III director and as a member of the compensation committee.

Audit Committee. The audit committee assists the board in fulfilling its oversight responsibilities related to (1) the effectiveness of the company’s internal control over financial reporting; (2) the integrity of the company’s financial statements; (3) the company’s compliance with legal and regulatory requirements; (4) the qualifications and independence of the company’s independent registered public accounting firm; (5) the performance of the company’s independent registered public accounting firm and internal audit firms; and (6) review and approval or ratification of any transaction that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”). Please refer to the “Audit Committee Report” included in this proxy statement for more information. The audit committee held four meetings in 2016.

Compensation Committee. The compensation committee assists the board in fulfilling its oversight responsibilities by (1) discharging the board’s responsibilities relating to the compensation of our executive officers, and (2) administering our cash-based and equity-based incentive compensation plans. Please refer to “Compensation Committee Procedures” included in this proxy statement for more information. The compensation committee held one regular meeting and one special meeting in 2016.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee assists the board in fulfilling its oversight responsibilities by (1) identifying, considering and recommending to the board qualified candidates for directorship; (2) monitoring the composition of the board and its committees and making recommendations to the board on the membership of the committees; (3) maintaining our corporate governance guidelines and recommending to the board any desirable changes; (4) evaluating the effectiveness of the board and its committees; (5) overseeing the form and amount of director compensation and (6) addressing any related matters required by the federal securities laws or the NASDAQ Stock Market LLC. The nominating and corporate governance committee held two regular meetings and one special meeting in 2016.

Board and Committee Independence

On the basis of information solicited from each director, and upon the advice and recommendation of the nominating and corporate governance committee, our board of directors has determined that Ms. Gendel and each of Messrs. Joseph, Leslie, Madden, Porter and Schweitzer have no material relationship with the company and are independent as defined in the director independence standards of The Nasdaq Stock Market, LLC (“NASDAQ”) listing standards, as currently in effect. Additionally, our board determined that Mr. Wenker, who served as a director during part of 2016, was also independent. In making these determinations, our board, with assistance from the company’s legal counsel, evaluated responses to a questionnaire completed annually by each director regarding relationships and possible conflicts of interest between each director, the company and management. In its review of director independence, our board and legal counsel considered all commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships any director may have with the company or management.

Our board of directors has determined that each of the members of the audit, compensation and nominating and corporate governance committees has no material relationship with the company and satisfies the independence criteria (including the enhanced criteria with respect to members of the audit and compensation committees) set forth in the applicable NASDAQ listing standards and SEC rules. Our board also made this determination with respect to Mr. Wenker, who served as a member of the audit committee during part of 2016. In addition, our board of directors has determined that each of Messrs. Joseph, Leslie, Madden, Porter and Schweitzer qualifies as an “audit committee financial expert,” as such term is defined by the rules of the SEC.

Compensation Committee Procedures

The compensation committee has the sole authority to set annual compensation amounts and annual incentive plan criteria for our executive officers, evaluate the performance of our executive officers, and make awards to our executive officers under our stock incentive plans. The committee also reviews, approves and recommends to our board of directors any proposed plan or arrangement providing for incentive, retirement or other compensation to our executive officers, as well as any proposed contract under which compensation is awarded to one of our executive officers. The compensation committee oversees our assessment of whether our compensation policies and practices are likely to expose the company to material risks.

If equity awards are granted in a given year, in accordance with the committee’s written policies such awards are granted at a committee meeting in December or during the first fiscal quarter of the following year. Such meetings were held in March for each of 2016 and 2017. To the extent the committee approves any special awards at other times during the year, such awards will be made during an open window period when our executive officers and directors are permitted to trade in our securities.

The terms of our stock incentive plans permit the committee to delegate to one or more officers of the company its authority to make awards to employees other than those subject to Section 16 of the Securities Exchange Act of 1934. The committee has delegated authority to the chairman of our board to grant or modify awards to such employees, subject to the following conditions:

•	no grant may relate to more than 3,000 shares of our common stock;

•	such grants must be made during an open window period and must be approved in writing, the grant date being the date of such written approval;

•	the exercise price of any options granted may not be less than the fair market value of our common stock on the grant date; and

•	the officer must report any such grants to the committee at its next meeting.

The compensation committee engaged an independent executive compensation consultant to advise the compensation committee on matters related to executive compensation. Please refer to the section titled “Executive Officer Compensation—Compensation Discussion and Analysis” for more information related to the independent executive compensation consultant.

Compensation Committee Interlocks and Insider Participation

During 2016 Messrs. Joseph, Leslie, Madden, and Schweitzer served as members of our compensation committee. In 2016, none of our executive officers served as a member of the compensation committee of another entity, or as a director of another entity, one of whose executive officers served on our compensation committee or as one of our directors. Ms. Gendel was appointed to our board and the compensation committee on January 11, 2017.

Board Evaluation Process

The nominating and corporate governance committee is responsible for overseeing the annual performance evaluation of the board. Annually, each director completes an evaluation of the full board which is intended to provide each director with an opportunity to evaluate performance for the purpose of improving board and committee processes and effectiveness. The detailed questionnaire seeks quantitative ratings and subjective comments in key areas of board practices, and asks each director to evaluate how well the board and its committees operate and to make suggestions for improvements. The nominating and corporate governance committee reviews the results and the assessment of board performance is presented to the full board.

Board’s Role in Oversight of Risk Management

Our board of directors as a whole is responsible for risk oversight, with reviews of certain areas being conducted by the relevant board committees that report to the full board. In its risk oversight role, our board of directors reviews, evaluates and discusses with appropriate members of management whether the risk management processes designed and implemented by management are adequate in identifying, assessing, managing and mitigating material risks facing the company.

Our board believes that full and open communication between senior management and our board is essential to effective risk oversight. Our chairman and chief executive officer meets regularly with management to discuss a variety of matters including business strategies, opportunities, key challenges and risks facing the company, as well as management’s risk mitigation strategies. Senior management attends all regularly scheduled board meetings where they make presentations to our board on various strategic matters involving our operations and are available to address any questions or concerns raised by our board on risk management or any other matters. Our board of directors oversees the strategic direction of the company, and in doing so considers the potential rewards and risks of the company’s business opportunities and challenges, and monitors the development and management of risks that impact our strategic goals.

While our board is ultimately responsible for risk oversight at the company, the audit committee assists our board in fulfilling its oversight responsibilities with respect to certain areas of risk. As part of its responsibilities as set forth in its charter, the audit committee is responsible for reviewing and discussing with management, the internal audit firm and our independent registered public accounting firm any guidelines and policies relating to risk assessment and risk management, and the steps management has taken to monitor, control and minimize the company’s major financial risk exposures, if any. The audit committee also discusses with the internal audit firm and our independent registered public accounting firm the results of their processes to assess risk in the context of their respective audit engagements. The audit committee also assists our board in fulfilling its oversight responsibilities by monitoring the effectiveness of the company’s internal control over financial reporting and legal and regulatory compliance. Our internal auditor and independent registered public accounting firm meet regularly in executive session with the audit committee. The audit committee regularly reports on these matters to the full board. As part of its responsibilities as set forth in its charter, the compensation committee is responsible for overseeing the company’s assessment of whether its compensation policies and practices are likely to expose the company to material risks and, in consultation with management, is responsible for overseeing the company’s compliance with regulations governing executive compensation. The nominating and corporate governance committee assists our board in fulfilling its oversight responsibilities with respect to the management of risks associated with our board leadership structure and corporate governance matters.

Director and Executive Officer Stock Ownership Guidelines

Our board of directors adopted stock ownership guidelines applicable to our non-employee directors and our executive officers. The guidelines for non-employee directors are administered by the nominating and corporate governance committee and the guidelines for our executives are administered by the compensation committee.

Under the guidelines, each non-employee director is encouraged to maintain ownership of company stock valued at three times his or her annual retainer, which is currently $25,000. Our president and chief executive officer, Mr. Armstrong, is encouraged to maintain ownership of company stock valued at three times his base salary and our chief financial officer, Ms. Pickens, is encouraged to maintain ownership of company stock valued at her base salary. The value of the stock ownership is calculated based on the three-year trailing average monthly stock price. Shares of our common stock currently owned and shares issuable upon the vesting of outstanding restricted stock units (“RSUs”) count as stock owned for purposes of the stock ownership guidelines. As of March 30, 2017, both of our executive officers and half of our non-employee directors exceeded their target ownership levels. Under the stock ownership guidelines, Messrs. Joseph and Schweitzer and Ms. Gendel, who were appointed to the board on December 10, 2015, March 25, 2016, and January 11, 2017, respectively, are expected to comply with the stock ownership target within five years of appointment, or by December 10, 2020, March 25, 2021, and January 11, 2022, respectively.

Consideration of Director Nominees

In evaluating nominees for membership on our board of directors, the nominating and corporate governance committee will apply the board membership criteria set forth in our corporate governance guidelines. Under these criteria, the nominating and corporate governance committee will take into account many factors, including personal and professional integrity, general understanding of our industry, finance and other elements relevant to the success of a publicly-traded company in today’s business environment, educational and professional background, independence, and the ability and willingness to work cooperatively with other members of our board and with senior management. In selecting nominees, the nominating and corporate governance committee will seek to have a board of directors that represents a diverse range of perspectives and experience relevant to the company. The nominating and corporate governance committee will also evaluate each individual in the context of our board as a whole, with the objective of recommending nominees who can best perpetuate the success of the business, be an effective director in conjunction with the full board, and represent stockholder interests through the exercise of sound judgment using his or her diversity of experience in these various areas. In determining whether to recommend a director for re-election, the nominating and corporate governance committee will also consider the director’s past attendance at meetings and participation in and contributions to the activities of our board.

The nominating and corporate governance committee will regularly assess whether the size of our board is appropriate, and whether any vacancies on our board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the nominating and corporate governance committee will consider various potential candidates, who may come to the nominating and corporate governance committee’s attention through professional search firms, stockholders or other persons. Each candidate brought to the attention of the nominating and corporate governance committee, regardless of who recommended such candidate, will be considered on the basis of the criteria set forth above.

Pursuant to an Investor Rights Agreement with Moffett Holdings, L.L.C. (“MHLLC”) dated March 15, 2012, and subsequently assigned to LCHM Holdings, LLC, Charles W. Porter was appointed to our board as a Class III director and as the designated director of MHLLC. Mr. Porter was subsequently elected as a Class III director at our 2013 annual meeting and most recently, at our 2016 annual meeting. Mr. Porter continues to serve as the designated director of LCHM Holdings pursuant to the Investor Rights Agreement. For more information, see “Certain Transactions.”

Pursuant to a Board Representation and Standstill Agreement with Oasis Management Company, Ltd., Oasis Investments II Master Fund Ltd. and Oasis Capital Partners (Texas) Inc. (collectively “Oasis”) dated January 11, 2017, Ella Gendel was appointed to our board as a Class III director with a term expiring at our 2019 annual meeting of stockholders, and as a member of the compensation committee.

As stated above, the nominating and corporate governance committee will consider candidates proposed for nomination by our stockholders. Stockholders may propose candidates for consideration by the nominating and corporate governance committee by submitting the names and supporting information to our Corporate Secretary, Stratus Properties Inc., 212 Lavaca Street, Suite 300, Austin, Texas 78701. Supporting information should include (a) the name and address of each of the candidate and proposing stockholder; (b) a comprehensive biography of the candidate and an explanation of why the candidate is qualified to serve as a director, taking into account the criteria identified in our corporate governance guidelines; (c) proof of ownership, the class and number of shares, and the length of time that the shares of our common stock have been beneficially owned by each of the candidate and the proposing stockholder; and (d) a letter in writing from the candidate stating his or her willingness to serve, if elected as a director.

In addition, our by-laws permit stockholders to nominate candidates directly for consideration at next year’s annual stockholder meeting. Any nomination must be in writing and received by our corporate secretary at our principal executive offices no later than January 18, 2018. If the date of next year’s annual meeting is moved to a date more than 30 days before or 90 days after the anniversary of this year’s annual meeting, the nomination must be received no later than 90 days prior to the date of the 2018 annual meeting or 10 days following the public announcement of the date of the 2018 annual meeting. Any stockholder submitting a nomination under our by-laws must include (a) all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such nominee’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected), and (b) the name and address (as they appear on the company’s books) of the nominating stockholder and the class and number of shares beneficially owned by such stockholder. Nominations should be addressed to our Corporate Secretary, Stratus Properties Inc., 212 Lavaca Street, Suite 300, Austin, Texas 78701. Candidates nominated by stockholders will be evaluated under the same criteria as other director nominees. No director candidates were nominated by stockholders for consideration at the 2017 annual meeting.

Communications with the Board

Stockholders or other interested parties may communicate directly with one or more members of our board, or the non-employee directors as a group, by writing to the director or directors at the following address: Stratus Properties Inc., Attn: Board of Directors or the name of the individual director or directors, 212 Lavaca Street, Suite 300, Austin, Texas 78701. The communication will be forwarded to the appropriate director or directors.

Director Compensation

In setting director compensation, we consider the significant amount of time directors dedicate in fulfilling their duties as directors, as well as the skill-level required to be an effective member of our board. We also seek to align the directors’ compensation with our stockholders’ interest by delivering a portion of that compensation in the form of equity. The nominating and corporate governance committee reviews the form and amount of director compensation and makes recommendations to the full board. We use a combination of cash and equity-based incentive compensation to compensate our non-employee directors, as described below.

Cash Compensation

Each non-employee director receives an annual fee consisting of, as applicable:

•	$25,000 for serving on our board;

•	$1,000 for serving on each committee, if any, (including the chair of the committee);

•	$7,000 for serving as chair of the audit committee;

•	$5,000 for serving as chair of the compensation committee;

•	$5,000 for serving as chair of the nominating and corporate governance committee; and

•	$12,500 for serving as lead independent director.

In addition, each director receives reimbursement for reasonable out of pocket expenses incurred in attending board and committee meetings and a fee of $1,500 for attending each board and committee meeting (for which he or she is a member), or $1,000 for participation by telephone conference in each board and committee meeting (for which he or she is a member).

Equity-Based Compensation

Each non-employee director also receives equity-based compensation under our stockholder-approved stock incentive plans consisting of annual grants of restricted stock units (“RSUs”). On September 1, 2016, each non-employee director was granted 2,000 RSUs. The RSUs vest ratably over the first four anniversaries of the grant date, with potential pro-rata vesting acceleration in the event that the non-employee director dies, incurs a disability or retires, and potential full acceleration in the event that we incur a qualifying change of control. Each RSU entitles the director to receive one share of our common stock upon vesting. See “Executive Officer Compensation—Potential Payments upon Termination or Change in Control” for definitions of “disability” and “change of control” used for purposes of RSU vesting acceleration.

2016 Director Compensation

The table below summarizes the total compensation paid to or earned by our non-employee directors during 2016. The amount included in the “Stock Awards” column reflects the aggregate grant date fair value of the RSUs, and does not necessarily equate to the income that will ultimately be realized by the director for these stock awards. Mr. Armstrong’s compensation, which includes the attendance and participation fees he received as a director, is reflected in the 2016 Summary Compensation Table in the section titled “Executive Officer Compensation.”

Director Compensation

Name of Director	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Ella Gendel (2)	$—	$—	$—
James E. Joseph (3)	47,802	38,960	86,762
James C. Leslie	50,000	38,960	88,960
Michael D. Madden	72,000	38,960	110,960
Charles W. Porter	46,000	38,960	84,960
John C. Schweitzer (4)	28,731	38,960	67,961
John G. Wenker (5)	8,250	—	8,250

(1)	Amounts reflect the aggregate grant date fair value of the RSUs, which are valued on the date of grant at the closing sale price per share of our common stock in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718, disregarding the effect of forfeitures. On September 1, 2016, each non-employee director was granted 2,000 RSUs, which had a grant date fair value of $19.48 per unit. As of December 31, 2016, Messrs. Leslie, Madden and Porter each had 5,000 RSUs outstanding, Messrs. Joseph and Schweitzer each had 2,000 RSUs outstanding, and Messrs. Leslie and Madden each had 12,500 outstanding stock options.

(2)	On January 11, 2017, Ms. Gendel was appointed to our board and our compensation committee.

(3)	On January 25, 2016, Mr. Joseph was appointed to our audit committee, compensation committee, and nominating and corporate governance committee.

(4)	On March 25, 2016, Mr. Schweitzer was appointed to our board and, effective June 6, 2016, as a member of our audit committee and compensation committee.

(5)	On March 23, 2016, Mr. Wenker resigned from our board.

Proposal No. 1: Election of Directors

In accordance with our by-laws, our board of directors has fixed the current number of directors at seven. The table below shows the current members of the different classes of our board and the expiration of their current terms.

Class	Expiration of Term	Current Class Members

Class I	2017 Annual Meeting of Stockholders	James E. Joseph Michael D. Madden

Class II	2018 Annual Meeting of Stockholders	James C. Leslie John C. Schweitzer

Class III	2019 Annual Meeting of Stockholders	William H. Armstrong III Ella Gendel Charles W. Porter

Our board of directors has nominated James E. Joseph and Michael D. Madden to serve as our Class I directors, each for a three-year term. Messrs. Joseph and Madden have each consented to being named as a nominee in this proxy statement and to serve as a director if elected. The persons named as proxies on the enclosed proxy card intend to vote your shares of our common stock for the election of both of the Class I director nominees, unless otherwise directed. If, contrary to our present expectations, either of the nominees is unable to serve or for good cause will not serve, your proxy will be voted for a substitute nominee designated by our board of directors, unless otherwise directed.

Vote Required to Elect Director Nominees

Under our by-laws, our directors are elected by a plurality of shares voted. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR OUR TWO CLASS I DIRECTOR NOMINEES, MESSRS. JOSEPH AND MADDEN.

Information About Nominees and Continuing Directors

The table below provides certain information as of March 30, 2017, with respect to the director nominees, James E. Joseph and Michael D. Madden, and each other director whose term will continue after the annual meeting. The biography of each of the directors contains information regarding the person’s business experience, director positions with other public companies held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused our board to determine that the person should be nominated to serve as a director for the company. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

Name of Director	Age	Principal Occupation, Business Experience and Other Public Company Directorships	Year First Elected a Director
William H. Armstrong III	52

Chairman of the Board, President and Chief Executive Officer of the company from 1998 to present. President, Chief Operating Officer and Chief Financial Officer of the company from 1996 to 1998. Director of Moody National REIT I, Inc. Active member of the Finance Committee of the U.S. Green Building Council. Holds a B.A. in Economics from The University of Colorado.

Mr. Armstrong’s 29-year career in real estate and over 20 years of leadership experience with the company make him highly qualified to lead our board of directors. He has been employed by the company since its inception in 1992, and has served as President since August 1996, Chief Executive Officer since May 1998 and Chairman of the Board since August 1998. He has built a highly regarded reputation in the real estate industry and has deep experience in and understanding of the Austin, Texas area, where most of our assets are located. He has long-standing established relationships with tenants, lenders, regulators, community stakeholder groups, the City of Austin and the State of Texas. Mr. Armstrong’s strong leadership skills and comprehensive understanding of the company and its management, operations and financial requirements make him highly qualified to guide the company’s business strategy.

			1998

Name of Director	Age	Principal Occupation, Business Experience and Other Public Company Directorships	Year First Elected a Director
Ella Gendel	31

Director and analyst at Oasis Management from December 2013 to present. Analyst at GAM USA, Inc. from November 2009 to November 2013. Analyst at Greenhill and Company, an investment bank, from June 2008 to November 2009 and from June to August of 2007. Holds a Bachelor of Business Administration in Finance from the McCombs School of Business at the University of Texas at Austin.

Ms. Gendel is a director at Oasis Management, a Hong Kong based private investment firm with its United States headquarters in Austin, Texas. Ms. Gendel’s experience in working with public companies that are undergoing strategic transitions makes her a valuable addition to our board of directors. In addition, her experience in analyzing financial statements and capital allocation decisions will help provide positive contributions and an institutional shareholder perspective to judgments made at the board level.

Ms. Gendel was appointed to the board as a Class III director with a term expiring at our 2019 annual meeting of stockholders, and as a member of the compensation committee pursuant to a Board Representation and Standstill Agreement with Oasis Management Company, Ltd., Oasis Investments II Master Fund Ltd. and Oasis Capital Partners (Texas) Inc. (collectively “Oasis”) dated January 11, 2017.

			2017

Name of Director	Age	Principal Occupation, Business Experience and Other Public Company Directorships	Year First Elected a Director
James E. Joseph	56

Dean of the Madden School of Business at Le Moyne College from 2014 to present and Executive-in-Residence from 2012 to 2014. President and Chief Executive Officer of Oneida Ltd., one of the world’s largest designers, marketers, and distributors of housewares products, from 2007 to 2012. President of Oneida from 2006 to 2007. Executive Vice President, Worldwide Sales and Marketing of Oneida from 2005 to 2006. Senior Vice President, Food Service of Oneida from 2000 to 2005. Senior Vice President, International Operations of Oneida from 1995 to 2000. Inducted as an honorary member of the Cornell Hotel Society at Cornell University’s School of Hotel Administration in 2010. Fellow at the Culinary Institute of America from 2009 through 2012. Member of the Board of Directors of EveryWare Global, Inc., the parent company of Oneida Ltd., from 2012 to 2013. Holds an M.P.A. from the Maxwell School of Citizenship and Public Affairs at Syracuse University and a B.S. in Accounting from Le Moyne College.

Mr. Joseph has over 25 years of experience in the consumer products, hospitality and entertainment industries, including experience as a chief executive officer, making him highly qualified to serve as a member of our board of directors. His leadership role in the dramatic turnaround of Oneida, which regained significant profitability and significantly reduced debt during Mr. Joseph’s tenure as president and chief executive officer, allows Mr. Joseph to provide valuable guidance regarding the company’s business strategy.

			2015

Name of Director	Age	Principal Occupation, Business Experience and Other Public Company Directorships	Year First Elected a Director
James C. Leslie	61

Private investor. President of Leslie Enterprises, L.P., a private equity firm, from 2001 to present. Chief Executive Officer of Cresa Partners, LLC from 2012 to 2015. Chairman of the Board of Ascendant Solutions, Inc. since 2001. Director, President and Chief Operating Officer of The Staubach Company, a commercial real estate services firm, from 1996 to 2001. President of Staubach Financial Services from 1992 to 1996. Chief Financial Officer of The Staubach Company from 1982 to 1992. Holds an M.B.A. in Accounting and Finance from the University of Michigan and a B.S. in Mathematics from the University of Nebraska.

Mr. Leslie’s over 30 years of leadership experience in the real estate industry make him highly qualified to serve as a member of our board of directors and our audit committee and to lead our compensation committee. His investment and development experience as well as his extensive management experience acquired as president and chief operating officer of a commercial real estate services firm provide him with vast knowledge of financial, accounting, regulatory and administrative matters, particularly in the real estate industry. Mr. Leslie has also been involved with entrepreneurs and emerging companies consistently during his career and has been instrumental in the creation of over fifty companies. Through his significant business experience, he provides valuable insights with respect to strategies and solutions addressed at the board level.

			1996

Name of Director	Age	Principal Occupation, Business Experience and Other Public Company Directorships	Year First Elected a Director
Michael D. Madden	68

Managing Partner of BlackEagle Partners, LLC (formerly Centurion Capital Partners LLC) from April 2005 to present. Chairman of the Board of Hanover Advisors L.L.C., investment bankers, from 1995 to present. Partner of Questor Management Co., merchant bankers, from 1999 to 2005. Vice Chairman of Paine Webber Inc. from 1994 to 1995. Executive Vice President and Chief Origination Officer during 1994, and Executive Managing Director and Head of Global Business Development from 1993 to 1994 of Kidder Peabody & Co., Inc. Holds an M.B.A. in Finance from the University of Pennsylvania, Wharton School of Business and a B.A. in Economics from LeMoyne College.

Mr. Madden has been an investment banker for more than 30 years and in that role has advised multiple public and private companies, making him a valuable member of our board of directors. Mr. Madden has extensive knowledge of capital markets and finance, which is invaluable to our board’s planning for the company’s capital and liquidity needs. His business experience allows him to provide strategic insight in the areas of finance and accounting and positions him well to serve as our lead independent director, chair of our audit committee and nominating and corporate governance committee and as a member of our compensation committee.

			1992

Name of Director	Age	Principal Occupation, Business Experience and Other Public Company Directorships	Year First Elected a Director
Charles W. Porter	65

Chief Operating Officer of MG Holdings Services, LLC, a private asset management company, from 2014 to present. Advisor and Consultant to Moffett Holdings, L.L.C., a private, closely-held family company, from August 2008 to present. General Manager of Sheraton Steamboat Resort, managed by Starwood Hotels & Resorts Worldwide, Inc., from 1989 to 2008. Holds a Certified Hotel Administrator certification from the American Hotel & Lodging Association Educational Institution.

Mr. Porter’s over 35 years of experience in the hospitality industry, as well as experience in conceptualizing and planning two residential single-family developments and a condominium tower through entitlements, financing, construction, documentation and sales, provide him with a wealth of knowledge regarding real estate operations and make him highly qualified to serve on our board of directors and as a member of each of our audit and nominating and corporate governance committees.

Mr. Porter is the designated director of LCHM Holdings, LLC pursuant to the Investor Rights Agreement. See “Certain Transactions” for additional information.

			2012

Name of Director	Age	Principal Occupation, Business Experience and Other Public Company Directorships	Year First Elected a Director
John C. Schweitzer	72

President of Westgate Corporation, a real estate investment and venture capital firm, from 1977 to present. Lead director of Regency Centers Corporation, a publicly-traded real estate investment trust. Previously served as a member of Pacific Retail Trust’s board of trustees before its merger into Regency Centers Corporation in 1999 and as a director or officer of a number of other public companies and financial institutions, including Archstone-Smith Trust, J.P. Morgan Chase Bank of Texas-Austin, Franklin Federal Bancorp, Elgin Clock Company, El Paso Electric Company, Mbank El Paso, the Circle K Corporation, Homestead Village Incorporated and Enerserv Products. Holds an M.B.A. in Finance and a B.A. in Economics from the University of Missouri.

Mr. Schweitzer’s extensive board and leadership experience and in-depth knowledge of the Austin real estate market make him a valuable member of our board of directors. His strong background in business and finance allows him to provide strategic insight regarding the implementation of our strategy.

			2016

Stock Ownership of Directors, Director Nominees and Executive Officers

We believe that it is important for our directors and executive officers to align their interests with the long-term interests of our stockholders. We encourage stock accumulation through the grant of equity incentives to our directors and executive officers and through our stock ownership guidelines applicable to our directors and executive officers.

The table below shows the amount of our common stock beneficially owned as of the record date, March 30, 2017, by each of our directors, our director nominees and our chief executive officer and chief financial officer (such officers together being our named executive officers). Unless otherwise indicated, all shares shown are held with sole voting and investment power.

Name of Beneficial Owner	Number of Shares Not Subject to Exercisable Options	Number of Shares Subject to Exercisable Options (1)	Total Number of Shares Beneficially Owned (2)	Percent of Outstanding Shares (3)

William H. Armstrong III (4)	461,922	—	461,922	5.7%

Erin D. Pickens (5)	24,086	—	24,086	*

Ella Gendel (6)	—	—	—	—

James E. Joseph	—	—	—	—

James C. Leslie	38,830	5,000	43,830	*

Michael D. Madden	23,500	12,500	36,000	*

Charles W. Porter	6,000	—	6,000	*

John C. Schweitzer	—	—	—	—

All directors and executive officers as a group (8 persons)	554,338	17,500	571,838	7.0%

*	Ownership is less than one percent.

(1)	Reflects our common stock that could be acquired within sixty days of the record date, March 30, 2017, upon the exercise of options granted pursuant to our stock incentive plans.

(2)	Each beneficial owner holds the following unvested time-vested and performance-vested RSUs, which are not included in the table above. For more information regarding the time-vested and performance-vested RSUs, see “Director Compensation—Equity-Based Compensation” and “Executive Officer Compensation—Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Incentive Awards.”

Name of Beneficial Owner	Time-Vested RSUs	Performance-Vested RSUs
William H. Armstrong III	43,500	18,000
Erin D. Pickens	8,750	3,000
Ella Gendel	—	—
James E. Joseph	2,000	—
James C. Leslie	5,000	—
Michael D. Madden	5,000	—
Charles W. Porter	5,000	—
John C. Schweitzer	2,000	—

(3)	Based on 8,126,502 shares of our common stock outstanding as of March 30, 2017.

(4)	Includes 3,250 shares held in his individual retirement account. Mr. Armstrong has pledged 363,489 shares of our common stock to secure a line of credit. Mr. Armstrong’s address is 212 Lavaca Street, Suite 300, Austin, TX 78701.

(5)	Holds shares of our common stock in a joint account with her husband, through which they share voting power.

(6)	Ms. Gendel was appointed to our board of directors on January 11, 2017.

Stock Ownership of Certain Beneficial Owners

Based on filings with the SEC, the table below shows the beneficial owners of more than five percent of our outstanding common stock other than Mr. Armstrong, whose beneficial ownership is reflected in the table in the section above titled “Stock Ownership of Directors, Director Nominees and Executive Officers.” Unless otherwise indicated, all information is presented as of March 30, 2017, and all shares beneficially owned are held with sole voting and investment power.

Name and Address of Beneficial Owner	Total Number of Shares Beneficially Owned	Percent of Outstanding Shares (1)

Ingalls & Snyder LLC (2) 1325 Avenue of the Americas New York, New York 10019	1,370,302	16.92%

Oasis Management Company Ltd. (3) 21/F Man Yee Building 68 Des Vouex Road, Central Hong Kong	1,105,867	13.61%

LCHM Holdings, LLC (4) 1615 Poydras Street, Suite 2279 New Orleans, Louisiana 70112	625,000	7.72%

Dimensional Fund Advisors LP (5) Building One 6300 Bee Cave Road Austin, Texas 78746	540,230	6.67%

(1)	Based on 8,126,502 shares of our common stock outstanding as of March 30, 2017.

(2)	Based on an amended Schedule 13G filed with the SEC on February 14, 2017. Ingalls & Snyder LLC (“Ingalls & Snyder”) is a registered broker dealer and a registered investment advisor. Amounts reported include shares owned by clients of Ingalls & Snyder in accounts managed under investment advisory contracts. Ingalls & Snyder has no voting power but shares investment power over all of the shares of our common stock reported.

(3)	Based on an amended Schedule 13D and a Form 4 filed with the SEC on January 13, 2017 and March 31, 2017, respectively. Oasis Management Company Ltd. and its affiliates share voting and investment power over all of the shares of our common stock reported.

(4)	Based on a Schedule 13D filed with the SEC on March 5, 2014, jointly by LCHM Holdings, LLC (“LCHM”), James R. Moffett, Jr. and Louise H. Moffett. LCHM, Mr. Moffett and Ms. Moffett share voting and investment power over all of the shares of our common stock reported.

(5)	Based on an amended Schedule 13G filed with the SEC on February 9, 2017. Dimensional Fund Advisors LP, a registered investment advisor, furnishes investment advice to four registered investment companies, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an advisor or sub-advisor to certain of the Funds. In its role as investment advisor, sub-advisor and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the shares of our common stock reported, and may be deemed to be the beneficial owner of such shares of our common stock. However, all shares of our common stock reported in the amended Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such shares of our common stock. As reported in the Schedule 13G/A, Dimensional has sole voting power over 537,084 shares of our common stock and sole investment power over 540,230 shares of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10 percent of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely upon our review of such reports and amendments thereto filed during 2016, and written representations from our directors and executive officers, we believe that all required reports were timely filed.

Executive Officer Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or CD&A, describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during the last fiscal year to our chief executive officer and our chief financial officer (our only executive officers, referred to as our named executive officers or NEOs). Our named executive officers for 2016 are:

•	William H. Armstrong III, Chairman of the Board, President and Chief Executive Officer; and

•	Erin D. Pickens, Senior Vice President and Chief Financial Officer.

Executive Summary

We are a diversified real estate company engaged primarily in the acquisition, entitlement, development, management, operation and sale of commercial, hotel, entertainment, and multi- and single-family residential real estate properties, primarily located in the Austin, Texas area, but including projects in certain other select markets in Texas.

2016 Performance Highlights.

In connection with its evaluation of the performance of our company and our executive officers during 2016, the compensation committee noted the company’s accomplishments during 2016 (and their impact in early 2017) and the significant roles played by each of Mr. Armstrong and Ms. Pickens in these accomplishments. Specifically, the compensation committee noted that under Mr. Armstrong’s leadership, the company:

•

Made significant progress towards the sale of The Oaks at Lakeway, which closed in February 2017 for $114.0 million in cash, generating $50.8 million in net cash proceeds, a portion of which was used to pay down the Comerica credit facility.

•

Reduced consolidated debt at December 31, 2016, from $291.1 million to $186.6 million on a pro forma basis after giving consideration to the use of proceeds from the sale of The Oaks at Lakeway. Stratus has only project-specific debt outstanding with minimal scheduled maturities in 2017.

•

Completed construction of the 236-unit initial phase of the Santal multi-family project, a garden-style apartment complex in Barton Creek Section N, within budget in August 2016. As of February 28, 2017, 90% of the units were leased, contributing to an increase in Stratus’ commercial leasing revenue in 2016. Construction of the 212-unit second phase is expected to commence by mid-2017.

•	Advanced construction of HEB grocery-anchored retail projects in Killeen and Magnolia, Texas, with the related HEB stores presently expected to open in April 2017 and early 2019, respectively.

•	Substantially completed construction of the first 5 of 20 townhomes at the Villas at Amarra Drive project in Barton Creek.

•	Sold 26 lots in Barton Creek and Circle C for a total of $10.2 million during 2016.

•	W Austin Hotel & Residences generated net operating income of $16.8 million in 2016, which was in line with budget.

•

Secured final building permits and completed design for the Lantana Place mixed-use development project, comprised of approximately 320,000 square feet of retail, hotel and office uses. Subject to obtaining construction financing, Stratus expects to begin construction in the second quarter of 2017.

•	Secured final building permits for The St. Mary, a 240-unit multi-family development in the Circle C community.

•

Stratus’ common stock significantly outperformed (319%) the S&P 500 Index (98%), the Dow Jones U.S. Real Estate Index (69%) and a group of real estate related companies (85%) including Alexander & Baldwin, Inc., Consolidated-Tomoka Land Co., Forestar Group Inc., The Howard Hughes Corporation, Maui Land & Pineapple Company, Inc., The St. Joe Company, and Tejon Ranch Co., over the five years ending December 31, 2016.

Recent Changes to Executive Compensation Program.

Since we began holding annual stockholder advisory votes on executive compensation (“say-on-pay”) in 2013, the outcome of our say-on-pay proposals have indicated a dissatisfaction among our stockholders with our executive compensation program, with our approval rate dropping from 69% of voting stockholders in 2013, to 66% in 2014, to 54% in 2015. As a result of these low approvals and as part of the routine conversations we typically hold with our largest stockholders, during 2015 members of management and the chair of the compensation committee discussed our executive compensation program with several of our largest stockholders in an effort to understand the particular areas of concern. In addition, in early 2016 the compensation committee engaged FPL Associates L.P. (FPL), an independent compensation consultant, to assist in the selection of a peer group for compensation comparisons and to evaluate our compensation program in light of this peer group (see “How We Determine and Assess Executive Compensation” below for more information). In response to feedback from our stockholders and based on its review of FPL’s analysis, the compensation committee implemented the following significant changes to our program in March 2016, designed to more closely align our executive compensation program with the interests of our stockholders:

Significant Enhancements to Executive Compensation Program in 2016:

➢

Addition of a Performance-Based Award to Long-Term Incentive Program – beginning in 2016, we grant a combination of performance-vested and time-vested restricted stock units under our long-term incentive program, with the payout of 60% of the units awarded dependent upon our achievement of certain strategic performance goals.

➢	Clawback Policy – the performance-based awards are subject to a clawback provision.

➢	Anti-Pledging Policy – beginning in 2016, we prohibit our directors and NEOs from entering into new pledges of our securities.

➢

“Double Trigger” Equity Acceleration due to a Change of Control – beginning with the awards made in 2016, time-vested RSUs will only accelerate upon a qualifying termination occurring within two years following the change of control, and performance-vested RSUs will not accelerate, but will convert to time-vested RSUs that will vest upon the earlier of the last day of the performance period or a qualifying termination.

After implementation of these changes, our say-on-pay approval rate increased to 62.9% in 2016. The compensation committee continues to evaluate our program, and in early 2017, in further response to investor feedback, once again engaged FPL to review and provide advice on our executive compensation program. FPL’s review is still underway.

In addition to the 2016 enhancements, we have historically incorporated the following best practices into our executive compensation program:

Historical Compensation Best Practices

➢	Annual Incentives Based on Performance – our annual incentive bonus awards are not guaranteed, but are based on the committee’s evaluation of the company’s performance during the year.

➢

“Double Trigger” Change of Control Cash Payments – the severance and change of control agreements with our NEOs provide for change of control cash payments only upon a qualifying termination of employment.

➢

Engagement of Independent Compensation Consultant – as necessary, the compensation committee retains an independent compensation consultant who reports directly to the committee and does not provide any other services to management or the company.

➢

Executives Subject to Stock Ownership Guidelines – we encourage our executive officers to maintain certain levels of ownership in our company, thus aligning their interests with our stockholders’ interests. Both of our NEOs currently exceed their ownership requirements. See “Stock Ownership Guidelines” below for more information.

➢

No Tax Gross-Ups – the severance and change of control agreements with our NEOs do not provide for an excise tax gross-up. In addition, as of January  1, 2017, the company will no longer provide our NEOs with any tax gross-ups.

How We Determine and Assess Executive Compensation

Role of Independent Compensation Consultant.

To assist in evaluating our compensation practices and the level of compensation provided to our executives, the compensation committee from time to time retains an independent compensation consultant to provide advice and ongoing recommendations on these matters that are consistent with our business goals and pay philosophy. We believe that this input and advice produces more informed decision-making and assures that an objective perspective is considered in this important governance process. As noted above, in early 2016 the compensation committee retained FPL as its executive compensation consultant, having last engaged a consultant in 2009. Prior to engaging FPL, the compensation committee assessed FPL’s independence and concluded that FPL’s work does not raise any conflicts of interest. In making this determination, the compensation committee noted the following:

•	FPL does not provide any other services to the company;

•	FPL did not receive any fees from the company during 2015;

•	FPL maintains a conflicts policy to prevent a conflict of interest or any other independence issue;

•	None of the FPL team assigned to the company had any business or personal relationship with members of the compensation committee outside of the engagement;

•	None of the FPL team assigned to the company had any business or personal relationship with any of our NEOs outside of the engagement; and

•	None of the FPL team assigned to the company owned any of our common stock.

The scope of FPL’s engagement was to (i) prepare a compensation study that compared the compensation of our NEOs, including potential severance and change of control-related compensation, against a comparable group of real estate companies, and (ii) assist the compensation committee in the development of an appropriate group of peer real estate companies to be used for the compensation study.

Market Data and Peer Group.

With input from the compensation committee, in early 2016 FPL recommended a group of comparable public real estate investment trusts (REITs) and real estate management companies that it believed represents an appropriate peer group based on asset focus and size, as well as geographic location to a lesser degree. The resulting peer group selected by the compensation committee consists of the 14 public real estate companies listed below (the “peer group”), with the 2015 median total capitalization of the peer group companies being approximately $469 million, compared to our 2015 median total capitalization of approximately $420 million:

• Armada Hoffler Properties, Inc.	• New Home Company, Inc.
• CatchMark Timber Trust, Inc.	• One Liberty Properties, Inc.
• Consolidated Tomoka-Land Co.	• SoTHERLY Hotels Inc.
• Farmland Partners Inc.	• Tejon Ranch Co.
• Forestar Group	• UCP, Inc.
• The InterGroup Corporation	• UMH Properties, Inc.
• Maui Land & Pineapple Company, Inc.	• Whitestone REIT

FPL used this peer group to prepare its executive compensation study, which compared our NEOs’ base salaries, annual incentive awards, long-term incentive awards and total remuneration to their counterparts in the peer group. FPL also reviewed the executive severance and change of control arrangements in place at these companies. The compensation committee used FPL’s reports to assess competitive compensation, industry trends and best practices regarding executive compensation and severance and change of control arrangements. In March 2016 and March 2017, the compensation committee considered FPL’s reports and recommendations in connection with the following compensation decisions for our NEOs:

•	establishment of 2016 base salaries;

•	grant of long-term incentive awards in 2016;

•	determination of annual incentive awards for 2016; and

•	renewal of change of control agreements in March 2016, including certain revisions thereto described below in “Change of Control and Severance Benefits.”

Role of Executive Officers.

Our chief executive officer makes recommendations to the compensation committee regarding the base salary, annual incentive award and long-term incentive awards for our chief financial officer, based on his qualitative judgment regarding her individual performance, although the compensation committee makes all final compensation decisions regarding our executive officers. Our chief executive officer is not present when the compensation committee discusses or determines any aspect of his compensation.

Objectives of Our Compensation Program

The compensation committee is responsible for designing, implementing, and administering our executive compensation program. The compensation committee seeks to increase stockholder value by:

•	rewarding performance; and

•	providing a level of total compensation that will enable the company to attract and retain talented executive officers.

The compensation committee believes compensation should reward achievement of business performance goals, recognize individual initiative and leadership and link the interests of the executives and stockholders. As a result, as reflected in the graph below, the majority of our chief executive officer’s total compensation paid during the three-year period ended December 31, 2016 consisted of variable forms of pay that were dependent on our performance and the price of our common stock. These components of our executive compensation program are described in more detail below.

Components of Executive Compensation

During 2016, our executive compensation program included three primary components: base salary, annual incentive awards, and long-term incentive awards in the form of time-vested RSUs and performance-vested RSUs.

After reviewing these components of our compensation program, the compensation committee believes that the risks arising from our compensation policies and practices for our employees, including our executive officers, are not reasonably likely to have a material adverse effect on the company.

Base Salaries.

Our philosophy is that base salaries, which provide fixed compensation, should meet the objective of attracting and retaining the executive officers needed to manage our business successfully. Actual individual salary amounts reflect the compensation committee’s judgment with respect to each executive officer’s responsibility, performance, work experience and the individual’s historical salary level. With regard to our chief executive officer, our goal is to allocate more compensation to the variable, performance-dependent elements of the total compensation package. In addition, we do not routinely provide base salary increases. Consequently, until 2016, we had not increased the base salary of Mr. Armstrong since 2006 or Ms. Pickens since 2009, when she was hired to serve as our chief financial officer.

In March 2016, the compensation committee reviewed FPL’s compensation survey, which compared the base salaries of our NEOs with those in the peer group. The compensation committee noted that our NEOs’ 2015 base salaries were at or below the 25th percentile of the peer group. Considering the company’s performance during 2015 and the significant number of years since each received a base salary increase, the compensation committee approved a 12.5% increase for Mr. Armstrong and a 6.4% increase for Ms. Pickens, effective March 1, 2016. With these increases, each officer’s base salary for the 2016 year is between the 25th percentile and the median for chief executive officers and chief financial officers, respectively, in the peer group.

Annual Incentive Awards.

Annual cash incentives are a variable component of compensation designed to reward our executive officers for maximizing annual operating and financial performance, and for their efforts in executing the company’s board–approved active development plan. Under our annual incentive program for 2016, the annual incentive award was established by the compensation committee following the end of the year based on the participant’s level of responsibility for the company’s performance during the year after reviewing overall market conditions. As noted above, we have only two executive officers, and the compensation committee’s decisions regarding annual incentive awards reflect its views as to the broad scope of responsibilities of each executive officer and its subjective assessment of each executive officer’s significant impact on the company’s overall success.

In March 2017, after evaluating the company’s accomplishments and general performance, both independently and as compared to the peer group, the key roles of each of Mr. Armstrong and Ms. Pickens in those accomplishments, and each executive officer’s overall compensation, the compensation committee approved annual incentive awards for Mr. Armstrong and Ms. Pickens. In determining the amounts of these annual incentive awards, the compensation committee specifically noted the following accomplishments in 2016:

•

The executives’ key roles in the company’s significant operational achievements, which are set forth in detail on page 28, in particular the progress made during 2016 towards the sale of The Oaks at Lakeway, which closed in February 2017 for $114.0 million in cash.

•

Our common stock significantly outperformed (319%) the S&P 500 Index (98%), the Dow Jones U.S. Real Estate Index (69%) and a group of real estate related companies (85%) including Alexander & Baldwin, Inc., Consolidated-Tomoka Land Co., Forestar Group Inc., The Howard Hughes Corporation, Maui Land & Pineapple Company, Inc., The St. Joe Company, and Tejon Ranch Co., over the five years ending December 31, 2016, as reflected in the chart below.

	12/31/11	12/31/12	12/31/13	12/31/14	12/31/15	12/31/16
Stratus Properties Inc.	$100.00	$108.96	$219.33	$176.70	$261.33	$419.33
S&P 500 Stock Index	100.00	116.00	153.58	174.60	177.01	198.18
Dow Jones US Real Estate Index	100.00	118.93	121.03	154.00	157.29	169.18
Peer Group (*)	100.00	147.66	193.61	193.29	169.92	185.45

Long-Term Incentive Awards.

We have historically awarded long-term incentives in the form of RSUs to reinforce the relationship between compensation and increases in the market price of the company’s common stock and align each executive officer’s financial interests with those of the company’s stockholders. These long-term incentives are awarded annually at the beginning of each year and are based upon the position of each executive officer and a subjective assessment of corporate and individual performance for the prior year.

In March 2016, the compensation committee elected to incorporate a new performance-based award into the long-term incentive program for our executive officers. For the 2016 annual award, the compensation committee bifurcated the traditional RSU grant into two separate awards, with 40% of the award continuing to be granted in the form of time-vested RSUs, and the remaining 60% of the award to be granted in the form of a new performance-based RSU award. The performance-vested RSUs have a three-year performance period, with 50% of the target award earned based on maintaining the published net asset value after taxes of $36 per share at the end of the performance period, and the remaining 50% of the target award earned based on a 15% increase in net asset value after taxes as of the end of the performance period. The compensation committee chose net asset value, a commonly-used measure of performance in the real estate industry which estimates the current market value of our assets and subtracts the book value of our tangible liabilities, as the performance metric for these RSUs because it is central to the company’s board-approved active development plan and provides an effective measure of the company’s performance in executing the plan.

Clawback Policy

The performance-vested RSUs granted under our long-term incentive program are subject to a clawback provision, providing for the forfeiture of these awards or the return of any related gain in the event of a restatement of our financial statements or certain misconduct resulting in overpayment of the awards.

Stock Ownership Guidelines

We encourage stock accumulation because we believe that it is important for our executive officers to align their interests with the long-term interests of our stockholders. Accordingly, our board of directors adopted stock ownership guidelines applicable to our executive officers. The guidelines are administered by the compensation committee. Under the guidelines, Mr. Armstrong and Ms. Pickens are encouraged to maintain ownership of shares of our common stock valued at three times and one time, respectively, his or her base salary, determined by reference to the three-year trailing average monthly stock price. Shares of our common stock currently owned and shares issuable upon the vesting of outstanding RSUs are counted for purposes of the stock ownership guidelines. Shares held in trust may also be included; however, due to the complexities of the trust laws, the decision to include the shares will be made on a case-by-case basis after reviewing the nature of the specific trust involved and considering whether the executive has maintained a pecuniary interest in the shares. Mr. Armstrong and Ms. Pickens both currently exceed their target ownership levels.

Limited Executive Perquisites and No Special Retirement Benefits

We seek to maintain a cost conscious culture in connection with the benefits provided to our executive officers. As a result, we provide limited perquisites to our executive officers. Please see “Executive Compensation Tables—2015 Summary Compensation Table” for a description of the perquisites provided in 2016. As reflected in the Summary Compensation Table, we previously provided our executives with limited tax gross-ups in connection with their automobile leases. In early 2017, however, the compensation committee adopted a policy eliminating all tax gross-ups to our executive officers effective as of January 1, 2017.

Retirement benefits fulfill an important role within our overall executive compensation objectives by providing a financial security component, which in turn promotes retention. However, our executive officers do not receive any retirement benefits that are not generally available to our other full-time employees. We maintain a 401(k) plan, a tax-qualified defined contribution retirement plan in which our executive officers are eligible to participate, which provides a 5% employer match, a 3% safe harbor contribution and a discretionary match of up to 10% of employee eligible compensation. We do not maintain any excess benefit plans, defined benefit or pension plans, or any deferred compensation plans. We provide life insurance to all company employees.

Change of Control and Severance Benefits

For many years we have provided our executive officers with contractual protections in the event of a change of control of the company. As part of FPL’s compensation review in early 2016, the compensation committee asked FPL to review our change of control agreements relative to the peer group, and to advise on best practices and market trends in connection with severance and change of control arrangements for executives. Based on its review of the information provided by FPL, the compensation committee recommended and our board approved new change of control agreements with Mr. Armstrong and Ms. Pickens, which became effective following the expiration of the prior agreements on March 31, 2016. These new agreements have a three-year term beginning April 1, 2016, and are similar to the previous agreements with each executive, except that the new agreements include a reduced severance benefit payable in connection with a qualifying termination not related to a change of control of the company, which the compensation committee believes is consistent with market practices.

We believe that severance protections, including certain levels of protection triggered in connection with a qualifying termination without a change of control, can play a valuable role in attracting and retaining key executive officers by providing protections commonly provided in the real estate industry. In addition, we believe these benefits also serve the company’s interest by promoting a continuity of management in the context of an actual or threatened change of control transaction. The existence of these arrangements does not impact our decisions regarding other components of our executive compensation program, although we consider these severance protections to be an important part of our executive officers’ compensation packages.

We also believe that the occurrence, or potential occurrence, of a change of control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change of control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executive officers to remain employed with the company during the important time when their prospects for continued employment following a transaction are often uncertain, we provide them with enhanced severance benefits if their employment is terminated by the company without cause or, in certain cases, by the executive in connection with a change of control. Because we believe that a termination by the executive for good reason may be conceptually the same as a termination by the company without cause, and because we believe that in the context of a change of control, potential acquirors would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance, we also believe it is appropriate to provide severance benefits in these circumstances. We do not provide excise tax gross-up protections under any change of control arrangements with our executive officers.

We do not believe that our executive officers should be entitled to receive cash severance benefits following a change of control transaction merely as a result of the occurrence of such a transaction. The payment of cash severance benefits following a change of control transaction is only triggered by an actual or constructive termination of employment following the change of control (i.e. a “double trigger”). In addition, beginning with the awards we granted in March 2016, our long-term incentive awards also provide for a double-trigger. Under the terms of these awards, time-vested RSUs will only accelerate upon a qualifying termination occurring within two years following the change of control, and performance-vested RSUs will not accelerate, but will convert to time-vested RSUs that will vest upon the earlier of the last day of the performance period or a qualifying termination.

The potential severance and change of control benefits payable under these agreements as of December 31, 2016 are more fully described in “Potential Payments upon Termination or Change in Control.”

Tax and Accounting Considerations

The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation awarded to our executive officers. However, the compensation committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the company with the benefit or value to the executive officer.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to certain named executive officers unless certain conditions are met. The compensation committee does not have a policy requiring executive compensation to qualify as deductible under Section 162(m), and has retained discretion to compensate executive officers in a manner commensurate with performance and the competitive landscape for executive talent.

Compensation Committee Report

The compensation committee of the board has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and based on such review and discussion, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee on April 4, 2017:
James C. Leslie, Chair Ella Gendel James E. Joseph Michael D. Madden John C. Schweitzer

Executive Compensation Tables

The table below summarizes the total compensation paid to or earned by our named executive officers for the fiscal years ended December 31, 2016, 2015 and 2014. Mr. Armstrong and Ms. Pickens were our only executive officers during the fiscal years ended December 31, 2016, 2015 and 2014.

2016 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	All Other Compensation (2)	Total
William H. Armstrong III	2016	$441,667	$850,000	$689,400	$80,706	$2,061,773
Chairman of the Board, President and Chief Executive Officer	2015	400,000	700,000	403,500	78,097	1,581,597
	2014	400,000	700,000	525,000	69,064	1,694,064

Erin D. Pickens	2016	$247,500	$175,000	$114,900	$68,494	$ 605,894
Senior Vice President and Chief Financial Officer	2015	235,000	125,000	94,150	59,501	513,651
	2014	235,000	110,000	122,500	59,577	527,077

(1)	On March 14, 2016, our compensation committee awarded 12,000 RSUs to Mr. Armstrong and 2,000 RSUs to Ms. Pickens. The RSUs will ratably convert into shares of our common stock over a four-year period beginning on March 15, 2017, or, if earlier, upon a termination of employment due to death, disability or retirement, or upon a qualifying termination following a change of control of the company as described in greater detail below under “Potential Payments upon Termination or Change in Control.” The time-vested RSUs are valued on the date of grant at the closing sale price per share of our common stock in accordance with ASC Topic 718, disregarding the effect of forfeitures.

On March 14, 2016, our compensation committee also awarded 18,000 performance-vested RSUs to Mr. Armstrong and 3,000 performance-vested RSUs to Ms. Pickens. Upon vesting, each performance-vested RSU will convert into one share of our common stock. The vesting of the performance-vested RSUs is dependent upon the company achieving certain performance goals during the performance period, which will end on December 31, 2018, or, if earlier, upon a termination of employment due to death or upon a qualifying termination following a change of control of the company as described in greater detail below under “Potential Payments upon Termination or Change in Control.” The performance-vested RSUs are valued on the date of grant at the closing sale price per share of our common stock in accordance with ASC Topic 718, disregarding the effect of forfeitures.

(2)	The amounts reported in the “All Other Compensation” column for 2016 reflect, for each named executive officer as applicable, the sum of the incremental cost to the company of all perquisites and other personal benefits and all other additional compensation required by SEC rules to be separately quantified, including (a) amounts contributed by the company to defined contribution plans, (b) the dollar value of life insurance premiums paid by the company, (c) director fees and (d) tax gross ups relating to automobile leases, which were eliminated effective January 1, 2017. The perquisites and other personal benefits reported include payments for automobile leases. We provide life insurance to all company employees.

	Perquisites and Other Personal Benefits	Additional All Other Compensation
Name	Automobile Leases	Plan Contributions	Life Insurance Premiums	Tax Gross Up (Relating to Automobile Leases)	Director Fees
Mr. Armstrong	$11,772	$47,700	$2,727	$8,507	$10,000
Ms. Pickens	13,094	44,867	2,727	7,806	—

Grants of Plan-Based Awards

		Estimated Future Payouts Under Equity Incentive Plan Awards (1)	All Other Stock Awards: Number of Shares of Stock or Units (2)	Grant Date Fair Value of Stock Awards
Name	Grant Date	Target
William H. Armstrong III
Time-Vested RSUs	3/14/2016		12,000	$275,760
Performance-Vested RSUs	3/14/2016	18,000		413,640
Erin D. Pickens
Time-Vested RSUs	3/14/2016		2,000	45,960
Performance-Vested RSUs	3/14/2016	3,000		68,940

(1)	Reflects performance-vested RSUs awarded under our 2013 stock incentive plan. See Note 1 under the 2016 Summary Compensation Table for more information. Each executive is entitled to receive 50% of his or her award if our net asset value (“NAV”) on an after-tax basis is equal to or greater than $36 per share at the end of the performance period, December 31, 2018 (the “Published NAV”). Each of our NEOs will receive the remaining 50% of his or her award if our per share NAV at the end of the performance period is at least 15% greater than the Published NAV.

(2)	Reflects time-vested RSUs awarded under our 2013 stock incentive plan. See Note 1 under the 2016 Summary Compensation Table above for more information.

For additional information regarding the compensation paid to our NEOs, see “Compensation Discussion and Analysis.”

Outstanding Equity Awards at December 31, 2016

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
William H. Armstrong III	57,000	$1,866,750	18,000	$589,500
Erin D. Pickens	12,500	409,375	3,000	98,250

(1)	Unless the award is forfeited or vesting is accelerated because of a termination of employment or change of control as described below under “Potential Payments upon Termination or Change in Control,” the RSUs held by the NEOs will vest and be paid out in an equivalent number of shares of our common stock as follows:

Name	RSUs	Vesting Date
Mr. Armstrong	25,500	03/15/17
	18,000	03/15/18
	10,500	03/15/19
	3,000	03/15/20

Ms. Pickens	5,750	03/15/17
	4,000	03/15/18
	2,250	03/15/19
	500	03/15/20

(2)	The market value of the awards as reflected in this table was based on the $32.75 closing market price per share of our common stock on December 30, 2016.

(3)	Unless the award is forfeited or vesting is accelerated because of a termination of employment or change of control as described below under “Potential Payments upon Termination or Change in Control,” the performance-vested RSUs will vest on December 31, 2018, the end of the performance period, provided the applicable performance measures are achieved.

2016 Option Exercises and Stock Vested(1)

	Stock Awards
Name	Number of Shares Acquired on Vesting (2)	Value Realized on Vesting (3)
William H. Armstrong III	28,750	$660,675
Erin D. Pickens	6,500	149,370

(1)	None of our named executive officers exercised options during 2016.

(2)	The number of shares acquired is reported on a gross basis. We withheld the necessary number of shares of common stock in order to satisfy withholding taxes from stock awards, thus the NEOs actually received a lower number of shares of our common stock than the numbers reported in this table.

(3)	The value realized on vesting of RSUs is based on the closing sale price on the date of vesting of the RSUs or, if there were no reported sales on such date, on the last preceding date on which any reported sale occurred.

Potential Payments upon Termination or Change in Control

Equity-Based Awards – Impact of Termination of Employment or Change of Control.

Pursuant to the terms of the RSU agreements, upon termination of employment as a result of death, disability or retirement, or, in the discretion of the compensation committee, termination of employment by the company without cause, the executive officer’s outstanding RSUs will vest.

Under the terms of the performance-vested RSU agreements, upon termination of employment as a result of death, the executive officer’s performance-vested RSUs will vest. Termination of the executive’s employment as a result of disability or retirement will not result in the acceleration of the vesting of the performance-vested RSUs. Instead, the award will not be forfeited but will vest on the regularly scheduled vesting date, provided that the applicable performance conditions are satisfied. At the discretion of the compensation committee, in the event the executive officer’s employment is terminated by the company without cause, the officer’s outstanding performance-vested RSUs may not be forfeited, rather they may remain outstanding and vest at the end of the performance period if all applicable performance conditions are satisfied.

In connection with a change of control, RSUs granted prior to 2016 will vest in full. With respect to RSUs granted in 2016 and beyond, the RSUs will vest only upon the termination of the recipient’s employment by the company without cause or by the recipient for good reason within two years following the change of control. With respect to the performance-vested RSUs, upon a change of control the award will convert to time-vested RSUs and vest on the last day of the applicable performance period, or, if earlier, upon the termination of the recipient’s employment by the company without cause or by the executive for good reason.

2016 Severance and Change of Control Agreements.

In 2016, we entered into severance and change of control agreements (the “2016 agreements”) with Mr. Armstrong and Ms. Pickens that will expire on March 31, 2019. The 2016 agreements entitle each executive to receive additional benefits in the event of the termination of his or her employment under certain circumstances.

Termination without Cause or with Good Reason.

Each 2016 agreement provides that if the executive officer’s employment is terminated by the company without cause or by the executive with good reason, the executive will receive from the company:

•	any accrued but unpaid salary and a pro-rata bonus for the year in which he or she was terminated;

•

a lump-sum cash payment equal to the sum of (a) the executive’s base salary in effect at the time of termination and (b) the average annual bonus awarded to the executive for the three fiscal years immediately preceding the termination date (excluding any payments for long-term incentives); and

•

continuation of insurance and welfare benefits until the earlier of (a) December 31 of the first calendar year following the calendar year of the termination or (b) the date the executive accepts new employment.

Termination after Change of Control as a Result of Death, Disability or Retirement.

Each 2016 agreement provides that if, during the three-year period following a change of control, the executive’s employment with the company or its successor is terminated as a result of death, disability or retirement, the executive or his or her legal representatives will receive from the company or its successor any accrued but unpaid salary and a pro-rata bonus for the year in which he or she was terminated.

Termination after Change of Control for Cause or Voluntary Termination without Good Reason.

Each 2016 agreement provides that if, following a change of control, the executive’s employment with the company or its successor is terminated for cause (as defined below) or by the executive for other than good reason (as defined below), the executive will receive from the company or its successor any accrued but unpaid salary.

Termination after Change of Control without Cause or with Good Reason.

Each 2016 agreement provides that if, during the three-year period following a change of control, the company or its successor terminates the executive without cause, or the executive voluntarily terminates his or her employment for good reason, the executive will receive from the company or its successor:

•	any accrued but unpaid salary and, six months following the termination event, a pro-rata bonus for the year in which he or she was terminated;

•

six months following the termination event, a lump-sum cash payment equal to 2.99 times the sum of (a) the executive’s base salary in effect at the time of termination and (b) the highest annual bonus awarded to the executive for the three fiscal years immediately preceding the termination date (excluding any payments for long-term incentives); and

•

continuation of insurance and welfare benefits until the earlier of (a) December 31 of the first calendar year following the calendar year of the termination or (b) the date the executive accepts new employment.

If any part of the payments or benefits received by the executive in connection with a termination following a change of control constitutes an excess parachute payment under Section 4999 of the Internal Revenue Code, the executive will receive the greater of (1) the amount of such payments and benefits reduced so that none of the amount constitutes an excess parachute payment, net of income taxes, or (2) the amount of such payments and benefits, net of income taxes and net of excise taxes under Section 4999 of the Internal Revenue Code.

As a condition to receipt of these benefits, Mr. Armstrong and Ms. Pickens must retain in confidence all confidential information known to him or her concerning our business. Such obligations continue to apply after a change of control. Notwithstanding the timing of benefits noted above, in the event that Mr. Armstrong or Ms. Pickens are considered to be “specified employees” under Section 409A of the Internal Revenue Code at the time of their termination of employment, they may not receive certain severance benefits until the expiration of a six month period following their respective terminations of employment.

The following table quantifies the potential payments to our NEOs under the contracts, arrangements, plans and scenarios discussed above, assuming a December 31, 2016 termination date, and where applicable, using the closing price of our common stock of $32.75 (as reported on the NASDAQ on December 30, 2016). The table does not include amounts that may be payable under our 401(k) plan. All amounts below include certain estimates and assumptions that exist as of December 31, 2016, and actual amounts or benefits that could be payable to any NEO upon a termination of employment or a change of control cannot be known with certainty until the actual event occurs.

Potential Payments Upon Termination or Change of Control

Name	Lump Sum Severance Payment	Restricted Stock Units (Unvested and Accelerated) (1)	Performance- Vested Restricted Stock Units (Unvested and Accelerated/ Retained) (2)	Health Benefits	Total (3)
William H. Armstrong III
• Death, Disability, or Retirement (4)	N/A	$1,866,750	$589,500	N/A	$2,456,250
• Termination without Cause (5)	$1,166,667	1,866,750	589,500	$22,224	3,645,141
• Termination with Good Reason	1,166,667	N/A	N/A	22,224	1,188,891
• Termination after Change of Control (6)	N/A	1,473,750	N/A	N/A	1,473,750
• Termination after Change of Control (without Cause or with Good Reason) (7)	3,588,000	1,866,750	589,500	22,224	6,066,474

Erin D. Pickens
• Death, Disability, or Retirement (4)	N/A	409,375	98,250	N/A	507,625
• Termination without Cause (5)	365,000	409,375	98,250	15,668	888,293
• Termination with Good Reason	365,000	N/A	N/A	15,668	380,668
• Termination after Change of Control (6)	N/A	343,875	N/A	N/A	343,875
• Termination after Change of Control (without Cause or with Good Reason) (7)	1,121,250	409,375	98,250	15,668	1,644,543

(1)	The value of the RSUs that would have vested for each NEO is based on $32.75, the closing price of our common stock on December 30, 2016.

(2)	The value of the performance-vested RSUs that would have vested or been retained for each NEO is based on $32.75, the closing price of our common stock on December 30, 2016.

(3)	Pursuant to the terms of the 2016 agreements, the total payments may be subject to reduction if such payments result in the imposition of an excise tax under Section 280G of the Internal Revenue Code, but for purposes of this table we have not reflected any modifications that could occur as a result of Section 280G of the Internal Revenue Code.

(4)	Pursuant to the terms of the performance-vested RSU agreements, termination of the executive’s employment as a result of disability or retirement will not result in the acceleration of vesting of the performance-vested RSUs. Instead, the award will not be forfeited but will vest on the regularly scheduled vesting date, provided that the applicable performance conditions are satisfied. The amount reflected in the table assumes satisfaction of 100% of the performance conditions.

(5)	Vesting of the RSUs and performance-vested RSUs upon a termination without cause is at the discretion of the compensation committee. We have assumed for purposes of the table that the committee would vest the RSUs and allow the performance-vested RSUs to remain outstanding following a termination without cause.

(6)	RSUs granted prior to 2016 will vest upon a change of control. For awards granted in 2016 and beyond, vesting will only occur upon a qualifying termination following a change of control.

(7)	Pursuant to the terms of the performance-vested RSU agreements, upon a change of control the performance-vested RSUs will convert to time-vested RSUs, and vest on the regularly scheduled vesting date, or, if earlier, the date of the executive’s termination without cause or with good reason.

Definition of Disability.

For purposes of the 2016 agreements, a “disability” will generally have occurred if the executive is:

•

entitled to receive benefits under a long-term disability insurance policy maintained by the company or its successor either because he or she is totally disabled or partially disabled as such terms are defined in such policy; or

•

rendered by a physical or mental illness incapable of discharging his or her duties and responsibilities to the company or its successor for a period of 90 consecutive days if there is no long-term disability plan in effect covering the executive.

For purposes of the RSU agreements and performance-vested RSU agreements, a “disability” will generally have occurred if the executive is:

•	unable to engage in any substantial gainful activity as a result of a physical or mental impairment expected to result in death or to last for a continuous period of at least one year; or

•

as a result of any such physical or mental impairment, receiving income replacement benefits for a period of at least three months under an insurance plan covering employees of the executive’s employer.

Definition of Cause.

For purposes of the 2016 agreements, “cause” generally means:

•	the executive’s failure to perform his or her duties with the company or its successor following written demand;

•	the executive’s engagement in conduct that is injurious to the company or its successor; or

•	the final conviction of the executive of a felony or the entering by the executive of a guilty plea or a plea of no contest to a felony.

For purposes of the RSU agreements and performance-vested RSU agreements, “cause” generally means:

•	the executive’s commission of an illegal act (other than traffic violations or misdemeanors punishable solely by the payment of a fine);

•	the executive’s engagement in dishonest or unethical conduct;

•	the executive’s commission of any fraud, theft, embezzlement, or misappropriation of funds;

•	the executive’s failure to carry out a directive of his or her superior; or

•	the breach by the executive of the terms of his or her engagement.

Definition of Change of Control.

For purposes of the 2016 agreements, the RSU agreements and the performance-vested RSU agreements, a qualifying “change of control” will generally have occurred upon:

•	the acquisition by any person of beneficial ownership of 30% or more of the company’s outstanding common stock;

•

our incumbent board of directors and individuals whose election or nomination to serve on our board was approved by a majority of our board and not related to a proxy contest ceasing for any reason to constitute at least a majority of our board;

•	the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the company; or

•	approval by the company’s stockholders of a complete liquidation or dissolution of the company.

Definition of Good Reason.

For purposes of the 2016 agreements, “good reason” generally means:

•

any failure of the company or its successor to provide the executive with the position, duties and responsibilities at least commensurate with the most significant of those held, exercised and assigned prior to the change of control;

•	the assignment to the executive of any duties inconsistent with such executive’s position, duties or responsibilities;

•	the failure of the company or its successor to comply with the executive’s 2016 agreement; or

•	the company or its successor requiring the executive to be based at any office or location 35 miles or greater from the location at which such executive was based prior to the change of control.

Proposal No. 2: Advisory Vote on the Compensation of Our Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with Section 14A of the Securities Exchange Act of 1934. This vote (commonly referred to as a “say-on-pay” vote) is advisory, which means that it is not binding on the company, the board of directors or the compensation committee of the board of directors. However, our board and the compensation committee value the opinion of our stockholders and will consider the outcome of the vote when evaluating our executive compensation program. The vote is not intended to address any specific compensation arrangement or amount, but rather the overall compensation of our NEOs and our compensation philosophy and practices as disclosed under the “Executive Officer Compensation” section of this proxy statement. This disclosure includes the compensation tables and narrative discussion following the compensation tables.

In response to low approval percentages of our say-on-pay proposals in past years, prior to and following our 2016 annual meeting, we sought input from certain of our largest stockholders regarding their specific concerns so that the compensation committee could consider investor views with respect to any potential changes to the company’s executive compensation program. Consistent with investor feedback, the compensation committee enhanced our executive compensation program effective for 2016. For more information, see “Executive Officer Compensation—Compensation Discussion and Analysis—Executive Summary—Recent Changes to Executive Compensation Program.” At last year’s annual meeting, we provided our stockholders with the opportunity to cast a non-binding advisory vote regarding the compensation of our named executive officers, and our stockholders approved the “say-on-pay” proposal, with approximately 62.9% of the total votes cast voting for the proposal. This year we are again asking our stockholders to vote on the following resolution:

RESOLVED, That the stockholders of Stratus Properties Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2017 annual meeting of stockholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission.

We understand that our executive compensation practices are important to our stockholders. Our core executive compensation philosophy continues to be based on pay for performance, and we believe that our executive compensation program is strongly aligned with the long-term interests of our stockholders, as more fully discussed in “Executive Officer Compensation—Compensation Discussion and Analysis.”

In considering how to vote on this proposal, we encourage you to review the relevant disclosures in this proxy statement, especially the Compensation Discussion and Analysis, which contains detailed information about the recent changes to our executive compensation program.

Although this advisory vote is not binding, our board and the compensation committee value the opinion of our stockholders and will consider the outcome of the vote when evaluating our executive compensation program.

Vote Required to Approve, on an Advisory Basis, the Compensation of Our Named Executive Officers

Approval of this proposal requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”

Recommendation of the Board of Directors

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Audit Committee Report

The audit committee is currently composed of five directors, Michael D. Madden, Chair, James E. Joseph, James C. Leslie, Charles W. Porter and John C. Schweitzer, all of whom are independent, as defined by SEC rules and in the NASDAQ listing standards. In addition, the board has determined that each of Messrs. Joseph, Leslie, Madden, Porter and Schweitzer qualifies as an “audit committee financial expert,” as such term is defined by the rules of the SEC. We operate under a written charter approved by us and adopted by the board of directors. Our primary function is to assist the board of directors in fulfilling the board’s oversight responsibilities relating to (1) the effectiveness of the company’s internal control over financial reporting, (2) the integrity of the company’s financial statements, (3) the company’s compliance with legal and regulatory requirements, (4) the qualifications and independence of the company’s independent registered public accounting firm, (5) the performance of the company’s independent registered public accounting firm and internal audit firm and (6) the review and approval or ratification of any transaction that would require disclosure under Item 404(a) of Regulation S-K of the Exchange Act.

We oversee the company’s financial reporting process on behalf of the board. Our responsibility is to monitor this process, but we are not responsible for developing and consistently applying the company’s accounting principles and practices, preparing and maintaining the integrity of the company’s financial statements and maintaining an appropriate system of internal controls, auditing the company’s financial statements and the effectiveness of internal control over financial reporting, or reviewing the company’s unaudited interim financial statements. Those are the responsibilities of management and the company’s independent registered public accounting firm, respectively.

During 2016 management assessed the effectiveness of the company’s system of internal control over financial reporting in connection with the company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. We reviewed and discussed with management, the internal auditor and BKM Sowan Horan, LLP (“BKM”), the company’s independent registered public accounting firm, management’s report on internal control over financial reporting and BKM’s report on their audit of the company’s internal control over financial reporting as of December  31, 2016, both of which are included in our 2016 annual report.

Appointment of Independent Registered Public Accounting Firm; Financial Statement Review

In March 2016, in accordance with our charter, we appointed BKM as the company’s independent registered public accounting firm for 2016. We have reviewed and discussed the company’s audited financial statements for 2016 with management and BKM. Management represented to us that the audited financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the company as of and for the periods presented in the financial statements in accordance with accounting principles generally accepted in the United States, and BKM provided an opinion to the same effect.

We have received from BKM the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent accountant’s communications with the audit committee concerning independence, and we have discussed with BKM their independence from the company and management. We have also discussed with BKM the matters required to be discussed by PCAOB Auditing Standard No. 1301 – Communications with Audit Committees (PCAOB Release No. 2012-004, August 15, 2012), effective pursuant to SEC Release No. 34-68453 (December 17, 2012).

In addition, we have discussed with BKM the overall scope and plans for their audit, and have met with them and management to discuss the results of their examination, their understanding and evaluation of the company’s internal controls as they considered necessary to support their opinion on the financial statements for the year 2016, and various factors affecting the overall quality of accounting principles applied in the company’s financial reporting. BKM also met with us without management being present to discuss these matters.

In reliance on these reviews and discussions, we recommended to the board of directors, and the board of directors approved, the inclusion of the audited financial statements referred to above in the 2016 annual report.

Internal Audit

We also review the company’s internal audit function, including the selection and compensation of the company’s internal auditor. In March 2016, in accordance with our charter, our committee appointed Holtzman Partners, LLP as the company’s internal auditor for 2016.

Dated: April 4, 2017

Michael D. Madden, Chair

James E. Joseph

James C. Leslie

Charles W. Porter

John C.  Schweitzer

Independent Registered Public Accounting Firm

Fees and Related Disclosures for Accounting Services

The following table discloses the aggregate fees billed for professional services rendered by BKM in 2016 and 2015:

	2016	2015
Audit Fees (1)	$285,395	$240,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

(1)	Audit Fees were primarily for professional services rendered to comply with all statutory and financial audit requirements for the company and its subsidiaries and affiliates and certain services related to consultations with the company’s management as to the accounting or disclosure treatment of transactions or events and the impact of final or proposed rules, standards or interpretations by regulatory and standard setting bodies.

The audit committee has determined that the provision of the services described above is compatible with maintaining the independence of our independent registered public accounting firm.

Pre-Approval Policies and Procedures

The audit committee’s policy is to pre-approve all audit services, audit-related services and other services permitted by law provided by our independent registered public accounting firm. In accordance with that policy, the committee annually pre-approves a list of specific services and categories of services, including audit, audit-related and other services, for the upcoming or current fiscal year, subject to specified cost levels. Any service that is not included in the approved list of services must be separately pre-approved by the audit committee. In addition, if fees for any service exceed the amount that has been pre-approved, then payment of additional fees for such service must be specifically pre-approved by the audit committee; however, any proposed service that has an anticipated or additional cost of no more than $15,000 may be pre-approved by the chairman of the audit committee, provided that the total anticipated costs of all such projects pre-approved by the chairman during any fiscal quarter does not exceed $30,000.

At each regularly scheduled audit committee meeting, management updates the committee on the scope and anticipated cost of (1) any service pre-approved by the chairman since the last meeting of the committee and (2) the projected fees for each service or group of services being provided by our independent registered public accounting firm. Since the May 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each service provided by our independent registered public accounting firm has been approved in advance by the audit committee. During 2016, none of those services required use of the de minimis exception to pre-approval contained in the SEC’s rules.

Proposal No. 3: Ratification of the Appointment of Our Independent Registered Public Accounting Firm

In March 2017, in accordance with our charter, we appointed BKM as the company’s independent registered public accounting firm for 2017. Our board and the audit committee seek stockholder ratification of the audit committee’s appointment of BKM as our independent registered public accounting firm to audit our and our subsidiaries’ financial statements for the year 2017. If our stockholders do not ratify the appointment of BKM, the audit committee will reconsider this appointment. Representatives of BKM are expected to be present at the meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement if they desire to do so.

Vote Required to Ratify the Appointment of our Independent Registered Public Accounting Firm

Approval of this proposal requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”

Recommendation of the Board of Directors

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Proposal No. 4: Adoption of the 2017 Stock Incentive Plan

Our board of directors unanimously approved, and recommends that our stockholders adopt, the 2017 Stock Incentive Plan (“the Plan”), which is summarized below and attached as Annex A to this proxy statement. Because this is a summary, it does not contain all of the information that may be important to you. You should read Annex A carefully before you decide how to vote.

Why Stockholders Should Vote to Adopt the Plan:

Equity Incentive Awards Are An Important Part Of Our Compensation Philosophy

The company believes that the adoption of the Plan is essential to our success. Equity awards are intended to motivate high levels of performance, align the interests of the company’s employees and directors with those of its stockholders by giving them the perspective of an owner with an equity stake in the company and providing a means of recognizing their contributions to the success of the company. The board and company management believe that equity awards are necessary to remain competitive in the industry.

Our Current Plans Have Insufficient Shares Available For Grant

There are currently less than 45,000 shares remaining available for future grants to our officers, employees and non-employee directors under our current stock incentive plans. After the grant of awards expected to be made during the remainder of 2017, including the annual grant of RSUs to our non-employee directors in September 2017, there will be less than 10,000 shares remaining available for future grant under our current plans. As such, we will not have sufficient shares available to make long-term incentive grants to our executive officers, key employees and non-employee directors beginning in 2018. While the company could increase cash compensation if it is unable to grant equity incentives, replacing equity awards with cash awards would not only misalign our executive and stockholder interests, it would also increase cash compensation expense and divert cash that could otherwise be reinvested in our business.

We have a History of Prudent Use of Shares

In determining to adopt the Plan, we considered the following:

•	Share Reserve. The board has approved the reservation of 180,000 shares under the Plan, which is the number of shares reserved under our equity incentive plan approved by stockholders in 2013.

•	Burn Rate. The following table provides data on our annual share usage under our current stock incentive plans for the last three years.

Year Fiscal	Employee – RSUs	Employee – Performance- Vested RSUs	Director – RSUs	Total Awards Granted	Weighted- Average Shares Outstanding	Annual Burn Rate (1)
2014	40,000	—	8,000	48,000	8,037,000	0.60%
2015	37,000	—	6,000	43,000	8,058,000	0.53%
2016	14,000	21,000	10,000	45,000	8,089,000	0.56%
Average Three-Year Burn Rate						0.56%

(1)	Annual equity burn rate is calculated by dividing (1) the number of shares subject to equity awards granted during the year by (2) the weighted-average number of shares outstanding at the end of the applicable year.

•

Expected Duration of the Plan. The company expects the share reserve under the Plan to provide the company with enough shares for awards for approximately three years, assuming the company continues to grant awards consistent with its current practices and historical usage, as reflected in its average three-year burn rate and the table above, and noting that future circumstances may require the company to change its current equity grant practices. As the company cannot predict its future equity grant practices with any degree of certainty at this time, the share reserve under the Plan could last for a shorter or longer time.

•

Dilution. In calendar years 2014, 2015 and 2016, the end of year overhang rate (calculated by dividing (1) the sum of the number of shares issuable pursuant to equity awards outstanding at the end of the calendar year plus shares remaining available for issuance for future awards at the end of the calendar year by (2) the sum of the number of shares outstanding at the end of the calendar year plus the sum of (1) above) was 3.6%, 3.0% and 2.4%, respectively. Upon adoption of the Plan, the company expects its overhang to be approximately 4.4%.

In light of the factors described above, the board has determined that the size of the share reserve under the Plan is reasonable and appropriate at this time.

Equity Compensation Best Practices Reflected in the Plan

The Plan has a number of provisions that the company believes are consistent with best practices in equity compensation, protect stockholder interests and promote effective corporate governance, including the following:

•

Stockholder Approval is Required for Additional Shares and Other Material Amendments. The Plan does not contain an annual “evergreen” provision. The Plan authorizes a limited number of shares, and stockholder approval is required to increase the maximum number of shares of common stock which may be issued under the Plan. In addition, other material amendments to the Plan require stockholder approval.

•

No Discount Stock Options or Stock Appreciation Rights. All stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of the company’s common stock on the date the stock option or stock appreciation right is granted; although discount stock options and SARs may be granted in the event such awards are assumed or substituted in connection with certain corporate transactions. For purposes of equity awards, we generally define fair market value as the closing sale price of a share of our common stock on the stock exchange or national market system on which our common stock is listed on such date or, if no sale occurred on the date in question, the closing sale price for a share of our common stock on the last preceding date for which such quotation exists. The closing sale price for a share of our common stock on the NASDAQ, on March 30, 2017 was $26.75.

•

Administration by Independent Directors. Awards under the Plan are administered by the compensation committee (for employee grants) and the nominating and corporate governance committee (for director grants), both of which are independent committees of our board.

•	No Automatic Single-Trigger Vesting of Awards. The Plan does not provide for automatic “single-trigger” accelerated vesting upon a change of control.

•

Limitations on Dividend Payments. Dividends and dividend equivalents may be paid on awards subject to performance vesting conditions only to the extent such conditions are met. Further, participants holding stock option or stock appreciation rights do not receive dividend equivalents for any period prior to the exercise of the award.

•

Limitations on Grants. Individual limits on awards granted to any participant pursuant to the Plan during any calendar year apply as follows: (a) except for outside directors, a maximum of 50,000 shares of common stock may be subject to awards granted to a participant; (b) with respect to outside directors, a maximum of 20,000 shares of common stock may be subject to awards; and (c) a maximum of $750,000 for other stock-based awards valued in dollars may be granted to a participant. The share amounts may be adjusted to take into account equity restructurings and certain other corporate transactions as described below.

•

No Repricing of Awards. Awards may not be repriced, replaced or regranted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares under the award.

•	No Tax Gross-Ups. The Plan does not provide for any tax gross-ups.

•

No Liberal Share Counting. Shares of common stock delivered or withheld in payment of the exercise price of a stock option, delivered or withheld to satisfy tax obligations in respect of an award, or repurchased with the proceeds of an option exercise may not be re-issued under the Plan.

•

Minimum Vesting Conditions. All awards are subject to a minimum one-year vesting requirement, except that up to 9,000 shares (5% of the shares available under the Plan) may be granted without compliance with this minimum vesting condition. In addition, awards of restricted stock, RSUs and other stock-based awards are subject to a three-year minimum vesting requirement, unless the vesting is subject to the attainment of performance goals, in which case a one-year vesting period is permitted.

•

Clawback of Awards. Awards under the Plan are expressly subject to recovery if the company’s financial statements are restated within a three-year period following payout of the incentive and the participant is determined to be responsible, in whole or in part, for the reason for the restatement, or if the award is subject to any policy the company adopts pursuant to SEC or NASDAQ requirements.

Other company policies that help align the interests of our directors and executive officers with those of our stockholders include our policies that prohibit our directors and executive officers from hedging our common stock, and our minimum stock ownership guidelines for our directors and executive officers. See “Corporate Governance – Director and Executive Officer Stock Ownership Guidelines” and “Executive Officer Compensation – Compensation Discussion and Analysis.”

Summary of the 2017 Stock Incentive Plan

Administration. The compensation committee of our board of directors will generally administer the Plan and has authority to make awards under the Plan and to set the terms of the awards. The compensation committee will also generally have the authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for proper administration of the Plan. The nominating and corporate governance committee will administer the plan as it pertains to awards made to our non-employee directors. References herein to the “committee” refer to the compensation committee or the nominating and corporate governance committee, as applicable. Subject to the limitations specified in the Plan, the compensation committee may delegate its authority to appropriate officers of the company with respect to grants to employees or consultants who are not subject to Section 16 of the Securities Exchange Act of 1934. As provided under our current plans, our chief executive officer, chief financial officer and chief administrative officer will have limited authority to grant awards under the Plan. See “Corporate Governance – Compensation Committee Procedures” for information on delegation of authority under our equity plans.

Eligible Participants. Our officers, directors and employees and our consultants and advisors will be eligible to receive awards, or incentives, under the Plan when designated as Plan participants. We currently have two executive officers and six non-management directors eligible to receive awards under the Plan. In addition, two other employees currently participate in our long-term incentive program, and a total of 38 other employees would be eligible to receive awards under the Plan.

Awards. Awards under the Plan may be granted in any one or a combination of the following forms:

•	for officers and employees only, incentive stock options under Section 422 of the Internal Revenue Code (ISOs);

•	non-qualified stock options;

•	stock appreciation rights (SARs);

•	restricted stock;

•	restricted stock units (RSUs); and

•	other stock-based awards.

Authorized Shares. The Pan authorizes the issuance of up to 180,000 shares of common stock, all of which can be issued pursuant to the exercise of ISOs under the Plan during its ten-year term. Shares issued under the plan may be authorized but unissued shares, shares purchased on the open market or treasury shares.

Limitations and Adjustments to Shares Issuable Through the Plan. Awards for no more than 50,000 shares or other stock-based awards denominated in cash for up to a maximum of $750,000 may be granted to a participant in a single year, however, awards for no more than 20,000 shares may be granted to a non-management director in a single year.

Generally, for purposes of determining the maximum number of shares of our common stock available for delivery under the Plan, shares that are not delivered because an award is forfeited, cancelled, or settled in cash will not be deemed to have been delivered under the Plan. With respect to SARs paid in shares, all shares to which the SARs relate are counted against the Plan limits rather than the net number of shares delivered upon exercise. If shares are withheld to satisfy the exercise price of a stock option or the tax withholding obligation associated with any award, those withheld shares will not be available for reissuance under the Plan. In addition, shares purchased on the open market with the proceeds of an option exercise will not be available for reissuance under the Plan.

Proportionate adjustments will be made to all of the share limitations provided in the Plan, including shares subject to outstanding awards, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the shares of our common stock. Further, the committee may adjust the terms of any award to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.

Minimum Vesting Requirements. All awards granted under the Plan must be made subject to a one-year vesting period, although this minimum vesting requirement does not apply to awards with respect to five percent of the shares authorized under the Plan. In addition, except for awards made to non-management directors, awards of restricted stock, RSUs and other stock-based awards are subject to a three-year minimum vesting requirement (with incremental vesting permitted), unless the vesting is subject to the attainment of performance goals, in which case a one-year vesting period is permitted.

Amendments to the Plan. The board may amend or discontinue the Plan at any time. However, our stockholders must approve any amendment that would:

•	materially increase the benefits accruing to participants under the Plan;

•	increase the number of shares of common stock that may be issued under the Plan;

•	materially expand the classes of persons eligible to participate in the Plan;

•	expand the types of awards available for grant under the Plan;

•	materially extend the term of the Plan;

•	materially change the method for determining the exercise price of a stock option or SAR; or

•	permit the re-pricing of a stock option or SAR.

No amendment or discontinuance of the Plan may materially impair any previously granted award without the consent of the recipient.

Term of the Plan. No awards may be granted under the Plan after May 18, 2027.

Types of Incentives. Each of the types of incentives that may be granted under the Plan is described below:

•

Stock Options. The committee may grant non-qualified stock options or ISOs to purchase shares of our common stock. The committee will determine the number and exercise price of the options, provided that the option exercise price may not be less than the fair market value of a share of common stock on the date of grant, except for an option granted in substitution of an outstanding award in an acquisition transaction. In addition, the committee will determine the time or times that the options become exercisable, provided that options are subject to the minimum vesting requirement and exception described above. The term of an option will also be determined by the committee, but may not exceed ten years from the date of the grant. As noted above, the committee may not, without the prior approval of our stockholders, decrease the exercise price for any outstanding option after the date of grant. In addition, an outstanding option may not, as of any date that the option has a per share exercise price that is greater than the then current fair market value of a share of common stock, be surrendered to us as consideration for the grant of a new option with a lower exercise price, another incentive, a cash payment or shares of common stock, unless approved by our stockholders. ISOs will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Internal Revenue Code. In addition, participants holding stock options will not be entitled to any dividend equivalent rights for any period of time prior to exercise of the stock option.

•

Stock Appreciation Rights. A stock appreciation right is a right to receive, without payment to us, a number of shares of common stock or an amount of cash determined by dividing the product of the number of shares as to which the SAR is exercised and the amount of the appreciation in each share by the fair market value of a share on the date of exercise of the right. The committee will determine the exercise price used to measure share appreciation, provided that the exercise price may not be less than the fair market value of a share of common stock on the date of grant, except for a SAR granted in substitution of an outstanding award in an acquisition transaction. In addition, the committee will determine whether the right may be paid in cash, shares of common stock, or a combination of the two, and the number and term of SARs, provided that the term of a SAR may not exceed ten years from the date of grant. SARs are subject to the minimum vesting requirement and exception described above. The Plan restricts decreases in the exercise price and certain exchanges of SARs on terms similar to the restrictions described above for stock options. Participants holding SARs will not be entitled to any dividend equivalent rights for any period of time prior to exercise of the SAR.

•

Restricted Stock. Shares of common stock may be granted by the committee and made subject to restrictions on sale, pledge or other transfer by the recipient for a certain restricted period. All shares of restricted stock will be subject to such restrictions as the committee may provide in an agreement with the participant, provided that the minimum vesting requirements described above are satisfied. Subject to the restrictions provided in the agreement and the Plan, a participant receiving restricted stock shall have all of the rights of a stockholder as to such shares, including the right to receive dividends if provided for in the agreement. Notwithstanding the previous sentence, if the vesting of the shares of restricted stock is based upon the attainment of performance goals, any and all cash and stock dividends paid with respect to the shares of restricted stock will be subject to attainment of the performance goals as applicable to the underlying shares of restricted stock.

•

Restricted Stock Units. A restricted stock unit represents the right to receive from the company on the scheduled vesting date or other specified payment date one share of common stock. All RSUs will be subject to such restrictions as the committee may provide in an agreement with the participant, provided that the minimum vesting requirements described above are satisfied. Subject to the restrictions provided in the agreement and the Plan, a participant receiving RSUs shall have no rights of a stockholder as to such units until such time as shares of common stock are issued to the participant. RSUs may be granted with dividend equivalent rights; provided, however, that if the vesting of the RSUs is based upon the attainment of performance goals, any and all dividend equivalent rights with respect to the RSUs will be subject to the attainment of the performance goals applicable to the underlying RSUs.

•

Other Stock-Based Awards. The Plan also permits the committee to grant participants awards of shares of common stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of common stock (other stock-based awards). The committee has discretion to determine the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods or performance requirements, provided that the minimum vesting requirements described above are satisfied. Other stock-based awards may be granted with dividend equivalent rights; provided, however, that if the vesting of the award is based upon the attainment of performance goals, any and all dividend equivalent rights with respect to the award will be subject to the attainment of the performance goals applicable to the underlying award.

Performance-Based Compensation Under Section 162(m). Stock options and SARs granted in accordance with the terms of the Plan are designed to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. Performance-based compensation does not count toward the $1 million limit on the company’s federal income tax deduction for compensation paid to certain executive officers. Grants of restricted stock, RSUs, or other stock-based awards that we intend to qualify as performance-based compensation under Section 162(m) must be made subject to the achievement of pre-established performance goals. The pre-established performance goals will be based upon any or a combination of the following criteria relating to the company or one or more of our divisions or subsidiaries:

• earnings per share	• return on investment
• net asset value	• return on fully-employed capital
• return on assets	• reduction of expenses
• an economic value added measure	• containment of expenses within budget
• stockholder return	• cash provided by operating activities
• earnings	• increase in cash flow
• share price	• increase in revenues
• return on equity

For any performance period, the performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the committee, relative to internal goals or industry benchmarks, or relative to levels attained in prior years. Performance measurements may be adjusted as specified under the Plan.

The committee has authority to use different targets from time to time with respect to the performance goals provided in the Plan. The regulations under Section 162(m) require that the material terms of the performance goals be reapproved by our stockholders every five years. To qualify as performance-based compensation, grants of restricted stock, RSUs and other stock-based awards are required to satisfy the other applicable requirements of Section 162(m).

Clawback. The Plan also provides that each award agreement shall contain a provision permitting the company to recover any award granted under the Plan if (i) the company’s financial statements are required to be restated at any time within the three-year period following the final payout of the award and the award recipient is determined to be responsible, in whole or in part, for the reason for the restatement, or (ii) if the award is subject to any clawback policies the company may adopt in order to conform to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any resulting rules issued by the SEC or NASDAQ thereunder. All determinations regarding the applicability of these provisions shall be in the discretion of the committee.

Termination of Employment; Change of Control. If a participant ceases to be an employee of the company or to provide services to us for any reason, including death, disability, or retirement, the participant’s outstanding awards may be exercised, shall vest or shall expire at such time or times as may be determined by the committee and described in the award agreement.

Unless otherwise provided in an award agreement, upon a participant’s termination without cause or for good reason during the 12-month period following a change of control: (a) all options and SARs shall become immediately exercisable, and (b) all time-vested restrictions on restricted stock, RSUs or other stock-based awards shall lapse. With respect to outstanding awards with performance conditions, unless otherwise provided in an award agreement, all performance measures will be disregarded and the award will convert to a corresponding time-vested award at the target payout level, which will vest on the earlier of (a) the last day of the performance period, provided the participant remains employed through the performance period, or (b) the date of the participant’s termination without cause or for good reason. Further, in the event of a change of control, the committee may, in its sole and absolute discretion and authority, without obtaining the approval or consent of the company’s stockholders or any participant with respect to his or her outstanding awards, take one or more of the following actions:

•

arrange for or otherwise provide that each outstanding award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation;

•

require that all outstanding options and SARs be exercised on or before a specified date (before or after such change of control) fixed by the committee, after which specified date all unexercised options and SARs shall terminate;

•

arrange or otherwise provide for payment of cash or other consideration to participants representing the value of such awards, if any, in exchange for the satisfaction and cancellation of outstanding awards, or cancel any outstanding awards for no payment if the award has no value; or

•	make other appropriate adjustments or modifications.

Transferability of Awards. Awards under the Plan may not be transferred except:

•	by will;

•	by the laws of descent and distribution;

•	if permitted by the committee and so provided in the award agreement, pursuant to a domestic relations order; or

•

in the case of stock options only, if permitted by the committee and if so provided in the award agreement, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members or beneficiaries are the participant or immediate family members.

Payment of Withholding Taxes. We may withhold from any payments or stock issuances under the Plan, or collect as a condition of payment, any taxes required by law to be withheld. The participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of common stock or to have the company withhold, from the shares the participant would otherwise receive, shares, in each case having a value equal to the minimum amount required to be withheld or such other rate approved by the committee. This election must be made prior to the date on which the amount of tax to be withheld is determined.

Prohibition of Repricing. Under the Plan, the committee may not, without the approval of the company’s stockholders, authorize the repricing of any outstanding option or SAR to reduce its exercise price, cancel any option or SAR in exchange for cash or another award when the exercise price exceeds the fair market value of the underlying shares, or take any other action with respect to an option or SAR that the company determines would be treated as a repricing.

Federal Income Tax Consequences of Awards

The federal income tax consequences related to the issuance of the different types of awards that may be granted under the Plan are summarized below. Participants who are granted awards under the Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

Stock Options. A participant who is granted a stock option normally will not realize any income, nor will our company normally receive any deduction for federal income tax purposes, in the year the option is granted. When a non-qualified stock option granted through the Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares acquired and the aggregate fair market value of the shares acquired on the exercise date and, subject to the limitations of Section 162(m) of the Internal Revenue Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income. An employee generally will not recognize any income upon the exercise of any ISO, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Internal Revenue Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an ISO, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the ISO (the holding periods). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The company will not be entitled to a federal income tax deduction in connection with the exercise of an ISO, except where the employee disposes of the shares received upon exercise before the expiration of the holding periods.

If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an ISO and the shares surrendered were acquired through the exercise of an ISO and have not been held for the holding periods, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

Stock Appreciation Rights. Generally, a participant who is granted a SAR under the Plan will not recognize any taxable income at the time of the grant. The participant will recognize ordinary income upon exercise equal to the amount of cash or the fair market value of the stock received on the day it is received. In general, there are no federal income tax deductions allowed to our company upon the grant of SARs. Upon the exercise of the SAR, however, we will be entitled to a deduction equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under Section 162(m).

Restricted Stock. Unless the participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will generally not recognize income, and we will not be allowed a tax deduction, at the time the restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. If the participant files an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of grant of restricted stock, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the stock as of that date, and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. If the stock is later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

Restricted Stock Units. A participant will not be deemed to have received taxable income upon the grant of RSUs. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the RSUs in an amount equal to the fair market value of the shares distributed to the participant. Upon the distribution of shares to a participant with respect to RSUs, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income of the participant, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. The basis of the shares received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares.

Other Stock-Based Awards. Generally, a participant who is granted any other stock-based award under the Plan will recognize ordinary income at the time the cash or shares of common stock associated with the award are received. If stock is received, the ordinary income will be equal to the excess of the fair market value of the stock received over any amount paid by the participant in exchange for the stock. In the year that the participant recognizes ordinary taxable income in respect of such award, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under Section 162(m).

Section 409A. If any incentive constitutes non-qualified deferred compensation under Section 409A of the Internal Revenue Code, it will be necessary that the award be structured to comply with Section 409A of the Internal Revenue Code to avoid the imposition of additional tax, penalties and interest on the participant.

Tax Consequences of a Change of Control. If, upon a change of control of the company, the exercisability, vesting or payout of an award is accelerated, any excess on the date of the change of control of the fair market value of the shares or cash issued under accelerated awards over the purchase price of such shares, if any, may be characterized as “parachute payments” (within the meaning of Section 280G of the Internal Revenue Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of the employee for the five years preceding such change in ownership or control. An “excess parachute payment” with respect to any employee is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change of control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

The foregoing discussion summarizes the federal income tax consequences of awards that may be granted under the Plan based on current provisions of the Internal Revenue Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences.

Plan Benefits

Awards under the Plan are subject to the discretion of the committee and no determinations have been made by the committee as to any awards that may be granted pursuant to the Plan. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Plan or the benefits that would have been received by such participants if the Plan had been in effect in the fiscal year ended December 31, 2016. No awards have been issued under the Plan as it is not yet effective.

Certain tables above, under “Executive Compensation—Executive Compensation Tables,” including the 2016 Summary Compensation Table, Grants of Plan-Based Awards table, Outstanding Equity Awards at December 31, 2016, and Stock Vested table and the Director Compensation table under “Director Compensation” set forth information with respect to prior awards granted to our NEOs and directors under other prior stock incentive plans.

Equity Compensation Plan Information

The following table presents information as of December 31, 2016, regarding our incentive compensation plans under which common stock may be issued to employees and non-employees as compensation. All of our outstanding equity compensation plans were previously approved by our stockholders, and only two of these plans had shares available for grant as of December 31, 2016.

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (1)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) (2)
Equity compensation plans approved by security holders	136,750	(1)	$17.40	59,875
Equity compensation plans not approved by security holders	N/A		N/A	N/A

Total	136,750	(1)	17.40	59,875

(1)	The number of securities to be issued upon the exercise of outstanding options, warrants and rights includes shares issuable upon the vesting of 90,750 RSUs and 21,000 performance-vested RSUs. These awards are not reflected in column (b) as they do not have an exercise price.

(2)	As of December 31, 2016, there were 53,000 shares remaining available for future issuance to Stratus employees and non-employee directors under the 2013 Stock Incentive Plan and 4,375 shares remaining available for future issuance to Stratus employees and non-employee directors under the 2010 Stock Incentive Plan, all of which could be issued pursuant to awards of stock options, SARs, restricted stock, RSUs or “other stock-based awards.” In addition, there were 2,500 shares remaining available for future issuance of stock options to our non-employee directors under the 1996 Stock Option Plan for Non-Employee Directors, although the company’s current practice is to grant restricted stock units to our non-management directors.

In March 2017, the compensation committee granted equity awards to employees, including 14,000 RSUs to our executive officers. In addition, after the grant of awards expected to be made during the remainder of 2017, including the annual grant of RSUs to our non-employee directors in September 2017, there will be less than 10,000 shares remaining available for future grant under our current plans. The following table sets forth information as of March 31, 2017 regarding our incentive compensation plans:

Options Outstanding as of 3/31/17	Weighted Average Exercise Price of Options	Weighted Average Remaining Contractual Life of Options	RSUs Outstanding as of 3/31/17	Total Shares Available for Issuance as of 3/31/17
17,500	$21.27	1.99 Years	94,200	44,675

Vote Required to Adopt the 2017 Stock Incentive Plan

Approval of this proposal requires the affirmative vote of a majority of the common stock present in person or by proxy and entitled to vote on the proposal. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE 2017 STOCK INCENTIVE PLAN.

Certain Transactions

Our corporate governance guidelines provide that any transaction that would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the SEC must be reviewed and approved, or ratified, annually by the audit committee. Any such related party transactions will only be approved or ratified if the audit committee determines that such transaction will not impair the involved person’s service to, and exercise of judgment on behalf of, the company, or otherwise create a conflict of interest that would be detrimental to the company. The transactions described below have been reviewed and approved or ratified by the audit committee.

MHLLC Transaction

On March 15, 2012, we entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Moffett Holdings, L.L.C. (“MHLLC”) pursuant to which we sold to MHLLC 625,000 shares of our common stock, which represented approximately 7.7% of our then-outstanding common stock, for an aggregate purchase price of $5.0 million, or $8.00 per share. In connection with the issuance and sale of such shares of our common stock, we entered into an Investor Rights Agreement with MHLLC, dated March 15, 2012 (the “Investor Rights Agreement”), pursuant to which, among other things, the size of our board of directors was increased from four to five members and MHLLC was granted the right to designate one individual to serve on our board of directors as long as MHLLC and its affiliates beneficially own at least 5.0% of the issued and outstanding shares of our common stock. On March 15, 2012, Charles W. Porter was appointed to our board as a Class III director as the designated director of MHLLC pursuant to the Investor Rights Agreement. Mr. Porter was subsequently elected as a Class III director at our 2013 annual meeting and most recently, at our 2016 annual meeting.

On March 3, 2014, MHLLC redeemed and purchased the membership interest in MHLLC held by LCHM Holdings, LLC (“LCHM Holdings”). In connection with such redemption, (1) LCHM Holdings received the 625,000 shares of our common stock held by MHLLC and (2) MHLLC and LCHM Holdings entered into an assignment and assumption agreement (the “Assignment and Assumption Agreement”) pursuant to which MHLLC assigned to LCHM Holdings its rights and obligations under the Investor Rights Agreement. We joined the Assignment and Assumption Agreement for the purpose of consenting to such transactions. Charles W. Porter continues to serve as the designated director of LCHM Holdings pursuant to the Investor Rights Agreement. As of March 30, 2017, LCHM Holdings owned approximately 7.7% of our outstanding common stock.

Also under the Investor Rights Agreement, LCHM Holdings and its affiliates are limited or prohibited from, among other things, (1) acquiring an additional amount of our securities if the acquisition would result in LCHM and its affiliates having beneficial ownership of more than 24.9% of the outstanding shares of our common stock; (2) commencing any tender offer or exchange for any of our securities; (3) making or proposing a merger or acquisition involving the company; (4) calling a meeting or initiating any stockholder proposal; (5) soliciting proxies or (6) forming, joining, or in any way participating in or entering into agreements with a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) with regard to the company. These restrictions will terminate upon the last to occur of (1) the first date on which no director designated by LCHM has served on our board for the preceding six months and (2) the date that LCHM and its affiliates beneficially own less than 5.0% of the issued and outstanding shares of our common stock.

Financing Arrangements With Diversified Real Asset Income Fund

On December 10, 2015, our board of directors appointed John G. Wenker to serve as a director. On March 23, 2016, Mr. Wenker resigned from our board. Mr. Wenker’s decision to resign did not involve any disagreement with the company, the company’s management or our board. During the time that Mr. Wenker served as a director on our board, he served as Managing Director, Head of Real Assets for Nuveen Asset Management, LLC and as Vice President of Diversified Real Asset Income Fund (DRAIF). As of January 1, 2016, we had an $8.0 million unsecured term loan with DRAIF that matured on December 31, 2016. The loan had an interest rate of 7.25% per annum. Between January 1, 2016 and December 31, 2016, $539,722 in interest was paid on the loan. We paid the loan in full on December 29, 2016.

Annex A

Stratus Properties Inc.

2017 Stock Incentive Plan

SECTION 1

Purpose. The purpose of the Stratus Properties Inc. 2017 Stock Incentive Plan (the “Plan”) is to increase stockholder value and advance the interests of the Company and its Subsidiaries by furnishing a variety of equity incentives designed to (i) attract, retain, and motivate key employees, officers, and directors of the Company and consultants and advisers to the Company and (ii) strengthen the mutuality of interests among such persons and the Company’s stockholders.

SECTION 2

Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Other Stock-Based Award.

“Award Agreement” shall mean any written or electronic notice of grant, agreement, contract, or other instrument or document evidencing any Award, which the Company may, but need not, require a Participant to execute, acknowledge, or accept.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean any of the following: (i) the commission by the Participant of an illegal act (other than traffic violations or misdemeanors punishable solely by the payment of a fine), (ii) the engagement of the Participant in dishonest or unethical conduct, as determined by the Committee or its designee, (iii) the commission by the Participant of any fraud, theft, embezzlement, or misappropriation of funds, (iv) the failure of the Participant to carry out a directive of his superior, employer or principal, or (v) the breach of the Participant of the terms of his engagement. Notwithstanding the foregoing, if a Participant is subject to an effective employment or change of control agreement with the Company or a Subsidiary that contains a definition of “Cause,” then in lieu of the foregoing definition, for purposes of Awards under this Plan, “Cause” shall have the meaning specified in such other agreement.

“Change of Control” shall mean:

(i) For purposes of this Plan and Awards hereunder, “Change of Control” means (capitalized terms not otherwise defined will have the meanings ascribed to them in paragraph (ii) below):

(A) the acquisition by any Person together with all Affiliates of such Person, of Beneficial Ownership of the Threshold Percentage or more; provided, however, that for purposes of this paragraph (i)(A), the following will not constitute a Change of Control:

(1) any acquisition (other than a “Business Combination,” as defined below, that constitutes a Change of Control under paragraph (b)(i)(C) hereof) of Common Stock directly from the Company,

(2) any acquisition of Common Stock by the Company or its Subsidiaries,

(3) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or other entity controlled by the Company, or

(4) any acquisition of Common Stock pursuant to a Business Combination that does not constitute a Change of Control under paragraph (i)(C) hereof; or

(B) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

(C) the consummation of a reorganization, merger or consolidation (including a merger or consolidation of the Company or any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, immediately following such Business Combination:

(1) the individuals and entities who were the Beneficial Owners of the Company Voting Stock immediately prior to such Business Combination have direct or indirect Beneficial Ownership of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Post-Transaction Corporation, and

(2) no Person together with all Affiliates of such Person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either the Company, the Post-Transaction Corporation or any subsidiary of either corporation) Beneficially Owns 30% or more of the then outstanding shares of common stock of the Post-Transaction Corporation or 30% or more of the combined voting power of the then outstanding voting securities of the Post-Transaction Corporation, and

(3) at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, and of the action of the Board, providing for such Business Combination; or

(D) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(ii) As used in this definition of Change of Control, the following terms have the meanings indicated:

(A) Affiliate: “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another specified Person.

(B) Beneficial Owner: “Beneficial Owner” (and variants thereof), with respect to a security, means a Person who, directly or indirectly (through any contract, understanding, relationship or otherwise), has or shares (1) the power to vote, or direct the voting of, the security, and/or (2) the power to dispose of, or to direct the disposition of, the security.

(C) Company Voting Stock: “Company Voting Stock” means any capital stock of the Company that is then entitled to vote for the election of directors.

(D) Majority Shares: “Majority Shares” means the number of shares of Company Voting Stock that could elect a majority of the directors of the Company if all directors were to be elected at a single meeting.

(E) Person: “Person” means a natural person or entity, and will also mean the group or syndicate created when two or more Persons act as a syndicate or other group (including without limitation a partnership, limited partnership, joint venture or other joint undertaking) for the purpose of acquiring, holding, or disposing of a security, except that “Person” will not include an underwriter temporarily holding a security pursuant to an offering of the security.

(F) Post-Transaction Corporation: Unless a Change of Control includes a Business Combination, “Post-Transaction Corporation” means the Company after the Change of Control. If a Change of Control includes a Business Combination, “Post-Transaction Corporation” will mean the corporation or other entity resulting from the Business Combination unless, as a result of such Business Combination, an ultimate parent entity controls the Company or all or substantially all of the Company’s assets either directly or indirectly, in which case, “Post-Transaction Corporation” will mean such ultimate parent entity.

(G) Threshold Percentage: “Threshold Percentage” means 30% of all then outstanding Company Voting Stock.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 3(a) of the Plan. With respect to any decision involving an Award intended to satisfy the requirements of Section 162(m), the Committee shall consist of two or more Outside Directors of the Company who are “outside directors” within the meaning of Section 162(m). With respect to any decision relating to a Reporting Person, the Committee shall consist of two or more Outside Directors who are disinterested within the meaning of Rule 16b-3. Unless and until determined otherwise by the Board, the Committee shall be the Compensation Committee of the Board, the Nominating and Corporate Governance Committee of the Board, or both as the context indicates.

“Common Stock” shall mean the Company’s common stock, $0.01 par value per share.

“Company” shall mean Stratus Properties Inc.

“Continuous Service” means the absence of any interruption or termination of service as an Eligible Individual. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; or (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time.

“Designated Beneficiary” shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive the benefits due the Participant under the Plan in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s estate.

“Effective Date” shall mean the date this Plan is approved by the Company’s stockholders.

“Eligible Individual” shall mean (i) any person providing services as an officer of the Company or a Subsidiary, whether or not employed by such entity, including any such person who is also a director of the Company; (ii) any employee of the Company or a Subsidiary, including any director who is also an employee of the Company or a Subsidiary; (iii) Outside Directors; (iv) any officer or employee of an entity with which the Company has contracted to receive executive, management, or legal services who provides services to the Company or a Subsidiary through such arrangement; (v) any consultant or adviser to the Company, a Subsidiary, or to an entity described in clause and (iv) hereof who provides services to the Company or a Subsidiary through such arrangement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Good Reason” shall mean either of the following (without Participant’s express written consent): (i) a material diminution in Participant’s base salary as of the day immediately preceding the Change of Control or (ii) the Company’s requiring Participant to be based at any office or location more than 35 miles from Participant’s principal office or location as of the day immediately preceding the Change of Control. Notwithstanding the foregoing, Participant shall not have the right to terminate Participant’s employment hereunder for Good Reason unless (1) within 30 days of the initial existence of the condition or conditions giving rise to such right Participant provides written notice to the Company of the existence of such condition or conditions, and (2) the Company fails to remedy such condition or conditions within 30 days following the receipt of such written notice (the “Cure Period”). If any such condition is not remedied within the Cure Period, Participant must terminate Participant’s employment with the Company within a reasonable period of time, not to exceed 30 days, following the end of the Cure Period. Notwithstanding the foregoing, if a Participant is subject to an effective employment or change of control agreement with the Company or a Subsidiary that contains a definition of “Good Reason,” then in lieu of the foregoing definition, for purposes of Awards under this Plan, “Good Reason” shall have the meaning specified in such other agreement.

“Immediate Family Members” shall mean the spouse and natural or adopted children or grandchildren of the Participant and his or her spouse.

“Incentive Stock Option” shall mean an option granted under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Nonqualified Stock Option” shall mean an option granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.

“Other Stock-Based Award” shall mean any right or award granted under Section 10 of the Plan.

“Outside Directors” shall mean members of the Board who are not employees of the Company, and shall include non-voting advisory directors to the Board.

“Participant” shall mean any Eligible Individual granted an Award under the Plan.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof, or other entity.

“Reporting Person” means an officer, director, or greater than ten percent shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

“Restricted Stock” shall mean any restricted stock granted under Section 8 of the Plan.

“Restricted Stock Unit” or “RSU” shall mean any restricted stock unit granted under Section 9 of the Plan.

“Section 162(m)” shall mean Section 162(m) of the Code and all regulations and guidance promulgated thereunder as in effect from time to time.

“Section 409A” shall mean Section 409A of the Code and all regulations and guidance promulgated thereunder as in effect from time to time.

“Shares” shall mean the shares of Common Stock and such other securities of the Company or a Subsidiary as the Committee may from time to time designate.

“Stock Appreciation Right” or “SAR” shall mean any right granted under Section 7 of the Plan.

“Subsidiary” shall mean (i) any corporation or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity and (ii) any other entity in which the Company has a direct or indirect economic interest that is designated as a Subsidiary by the Committee.

SECTION 3

(a) Administration. The Plan shall generally be administered by the Compensation Committee. The Nominating and Corporate Governance Committee of the Board shall administer the Plan with respect to grants to Outside Directors.

(b) Authority. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Nominating and Corporate Governance Committee (with respect to Outside Directors) and the Compensation Committee (with respect to all other Eligible Individuals) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an Eligible Individual; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, whole Shares, other whole securities, other Awards, other property, or other cash amounts payable by the Company upon the exercise of that or other Awards, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable by the Company with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such terms, rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Effect of Committee’s Determinations. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the applicable Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder of the Company, and any Eligible Individual.

(d) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers of the Company the authority, subject to such terms and limitations as the Committee shall determine, to grant and set the terms of, to cancel, modify, or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by Eligible Individuals who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section; provided, however, that the per share exercise price of any Option granted under this Section 3(d) shall be equal to the fair market value of the underlying Shares on the date of grant.

SECTION 4

Eligibility. The Committee, in accordance with Section 3(a), may grant an Award under the Plan to any Eligible Individual.

SECTION 5

(a) Shares Available for Awards. Subject to adjustment as provided in Section 5(b):

(i) Calculation of Number of Shares Available.

(A) Subject to the other provisions of this Section 5(a), the number of Shares with respect to which Awards payable in Shares may be granted under the Plan shall be 180,000. Awards that by their terms may be settled only in cash shall not be counted against the maximum number of Shares provided herein.

(B) The number of Shares that may be issued pursuant to Incentive Stock Options may not exceed 180,000.

(C) To the extent any Shares covered by an Award are not issued because the Award is forfeited or canceled or the Award is settled in cash, such Shares shall again be available for grant pursuant to new Awards under the Plan.

(D) In the event that Shares are issued as Restricted Stock or Other Stock-Based Awards under the Plan and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such Shares shall again be available for grant pursuant to new Awards under the Plan.

(E) If Shares are (i) delivered or withheld in payment of an Option, (ii) delivered or withheld from payment of an Award to satisfy tax obligations with respect to the Award, or (iii) repurchased on the open market with the proceeds of the exercise price of an Option, such shares of Common Stock may not again be granted under the Plan. With respect to Stock Appreciation Rights, if the Award is payable in Shares, all Shares to which the Award relates are counted against the Plan limits, rather than the net number of Shares delivered upon exercise of the Award.

(F) The maximum value of an Other Stock-Based Award that is valued in dollars (whether or not paid in Common Stock) scheduled to be paid out to any one Participant in any calendar year shall be $750,000.

(ii) Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist of authorized and unissued Shares or of treasury Shares, including Shares held by the Company or a Subsidiary and Shares acquired in the open market or otherwise obtained by the Company or a Subsidiary. The issuance of Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

(iii) Limits on Awards.

(A) Except with respect to awards to Outside Directors, the maximum number of Shares that may be covered by Awards, including Options and Stock Appreciation Rights, granted under the Plan to any Participant during a calendar year shall be 50,000 Shares, and the maximum number of Shares that may be covered by Awards granted under the Plan to an Outside Director during a calendar year shall be 20,000. The foregoing provision shall be construed in a manner consistent with Section 162(m).

(B) Participants who are granted Awards will be required to continue to provide services to the Company (or an Affiliate) for not less than one-year following the date of grant in order for any such Awards to fully or partially vest or be exercisable (subject to the Committee’s discretion to accelerate the exercisability of such Awards in connection with a termination of employment or service or pursuant to Section 11(d)). Notwithstanding the foregoing, Awards related to up to 9,000 of the Shares reserved for issuance under the Plan pursuant to Section 5(a)(i) may provide for vesting, partially or in full, in less than one-year.

(iv) Use of Shares. Subject to the terms of the Plan and the overall limitation on the number of Shares that may be delivered under the Plan, the Committee may use available Shares as the form of payment for compensation, grants, or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including, but not limited to, the Company’s annual incentive plan and the plans or arrangements of the Company or a Subsidiary assumed in business combinations.

(b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, Subsidiary securities, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award and, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award and, if deemed appropriate, adjust outstanding Awards to provide the rights contemplated by Section 11(b) hereof; provided, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto and, with respect to all Awards under the Plan, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the requirements for full deductibility under Section 162(m); and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number and any fractional Share resulting from the adjustment will be deleted.

(c) Performance Goals for Section 162(m) Awards. The Committee shall determine at the time of grant if the grant of Restricted Stock, Restricted Stock Units, or an Other Stock-Based Award is intended to qualify as “performance-based compensation” as that term is used in Section 162(m). Any such grant shall be conditioned on the achievement of one or more performance measures. The performance measures pursuant to which Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards shall vest shall be any or a combination of the following: earnings per share, net asset value, return on assets, an economic value added measure, stockholder return, earnings, share price, return on equity, return on investment, return on fully-employed capital, reduction of expenses, containment of expenses within budget, cash provided by operating activities or increase in cash flow or increase in revenues of the Company, a division of the Company or a Subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. For grants of Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards intended to qualify as “performance-based compensation,” the grants and the establishment of performance measures shall be made during the period required by Section 162(m).

SECTION 6

(a) Stock Options. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Options shall be granted, the number of Shares to be covered by each Option, the option price thereof, the conditions and limitations applicable to the exercise of the Option, and the other terms thereof. The Committee shall have the authority to grant Incentive Stock Options, Nonqualified Stock Options, or both. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be required by Section 422 of the Code, as from time to time amended, and any implementing regulations. Except in the case of an Option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the exercise price of any Option granted under this Plan shall not be less than 100% of the fair market value of the underlying Shares on the date of grant.

(b) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter, provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of 10 years after the date of such grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any condition relating to the application of Federal or state securities laws, as it may deem necessary or advisable. An Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of Shares to be purchased. The exercise notice shall be accompanied by the full purchase price for the Shares.

(c) Payment. The Option price shall be payable in United States dollars and may be paid by (i) cash or cash equivalent; (ii) delivery of shares of Common Stock, which shares shall be valued for this purpose at the fair market value (valued in accordance with procedures established by the Committee) as of the effective date of such exercise; (iii) delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares issuable under the Option and to deliver promptly to the Company the amount of sale proceeds to pay the exercise price; (iv) if approved by the Committee, through a net exercise procedure whereby the Participant surrenders the Option in exchange for that number of shares of Common Stock with an aggregate fair market value equal to the difference between the aggregate exercise price of the Options being surrendered and the aggregate fair market value of the shares of Common Stock subject to the Option; or (v) in such other manner as may be authorized from time to time by the Committee. Prior to the issuance of Shares upon the exercise of an Option, a Participant shall have no rights as a shareholder.

(d) No Dividend Equivalent Rights. Participants holding Options shall not be entitled to any dividend equivalent rights for any period of time prior to exercise of the Option.

SECTION 7

(a) Stock Appreciation Rights. A Stock Appreciation Right shall entitle the holder thereof to receive upon exercise, for each Share to which the SAR relates, an amount equal to the excess, if any, of the fair market value of a Share on the date of exercise of the SAR over the grant price.

(b) Terms and Conditions. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Award of SARs, the grant price thereof, the conditions and limitations applicable to the exercise of the SAR and the other terms thereof. SARs shall not be exercisable after the expiration of 10 years after the date of grant. Except in the case of a SAR granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the grant price of any SAR granted under this Plan shall not be less than 100% of the fair market value of the Shares covered by such SAR on the date of grant.

(c) Committee Discretion to Determine Form of Payment. The Committee shall determine at the time of grant of a SAR whether it shall be settled in cash, Shares, or a combination of cash and Shares.

(d) No Dividend Equivalent Rights. Participants holding SARs shall not be entitled to any dividend equivalent rights for any period of time prior to exercise of the SAR.

SECTION 8

(a) Restricted Stock. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Restricted Stock shall be granted, the number of Shares to be covered by each Award of Restricted Stock and the terms, conditions, and limitations applicable thereto. An Award of Restricted Stock may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. An award of Restricted Stock may be made in lieu of the payment of cash compensation otherwise due to an Eligible Individual. To the extent that Restricted Stock is intended to qualify as “performance-based compensation” under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 5(c) hereof and meet the additional requirements imposed by Section 162(m).

(b) The Restricted Period. At the time that an Award of Restricted Stock is made, the Committee shall establish a period of time during which the transfer of the Shares of Restricted Stock shall be restricted (the “Restricted Period”). Each Award of Restricted Stock may have a different Restricted Period. Except with respect to Awards of Restricted Stock to Outside Directors, a Restricted Period of at least three years is required with incremental vesting of the Award over the three-year period permitted. If the grant or vesting of the Shares is subject to the attainment of specified performance goals, a Restricted Period of at least one year is permitted. The expiration of the Restricted Period shall also occur as provided in the Award Agreement in accordance with Section 12(a) hereof.

(c) Escrow. The Participant receiving Restricted Stock shall enter into an Award Agreement with the Company setting forth the conditions of the grant. Certificates representing Shares of Restricted Stock shall be registered in the name of the Participant and deposited with the Company, together with a stock power endorsed in blank by the Participant. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Stratus Properties Inc. 2017 Stock Incentive Plan (the “Plan”) and a notice of grant issued thereunder to the registered owner by Stratus Properties Inc. Copies of the Plan and the notice of grant are on file at the principal office of Stratus Properties Inc.

Alternatively, in the discretion of the Company, ownership of the Shares of Restricted Stock and the appropriate restrictions shall be reflected in the records of the Company’s transfer agent and no physical certificates shall be issued prior to vesting.

(d) Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the shares of Restricted Stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Award Agreement. If the vesting of the shares of Restricted Stock is based upon the attainment of performance goals, any and all cash and stock dividends paid with respect to the shares of Restricted Stock shall be subject to the attainment of the performance goals applicable to the underlying shares of Restricted Stock.

(e) Forfeiture. In the event of the forfeiture of any Shares of Restricted Stock under the terms provided in the Award Agreement (including any additional Shares of Restricted Stock that may result from the reinvestment of cash and stock dividends, if so provided in the Award Agreement), such forfeited shares shall be surrendered and any certificates canceled. The Participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional Shares received pursuant to Section 5(b) or Section 11(b) due to a recapitalization, merger or other change in capitalization.

(f) Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided in the Award Agreement or an amendment thereto, the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered or book or electronic entry evidencing ownership shall be provided, free of all such restrictions and legends, except any that may be imposed by law, to the Participant or the Participant’s estate, as the case may be.

(g) Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Award Agreement, each Participant receiving Restricted

Stock shall have all the rights of a stockholder with respect to Shares of stock during any period in which such Shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such Shares.

SECTION 9

(a) Restricted Stock Units. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Restricted Stock Units shall be granted, the number of Shares to be covered by each Award of RSUs and the terms, conditions, and limitations applicable thereto. An Award of RSUs is a right to receive shares of Common Stock in the future and may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. An award of RSUs may be made in lieu of the payment of cash compensation otherwise due to an Eligible Individual. To the extent that an Award of RSUs is intended to qualify as “performance-based compensation” under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 5(c) hereof and meet the additional requirements imposed by Section 162(m).

(b) The Vesting Period. At the time that an Award of RSUs is made, the Committee shall establish a period of time during which the RSUs shall vest. Each Award of Restricted Stock may have a different vesting period. Except with respect to Awards of Restricted Stock Units to Outside Directors, a vesting period of at least three years is required with incremental vesting of the Award over the three-year period permitted. If the grant or vesting is subject to the attainment of specified performance goals, a vesting period of at least one year is permitted. The expiration of the vesting period shall also occur as provided in the Award Agreement in accordance with Section 12(a) hereof.

(c) Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions that may be imposed in the Award Agreement, each Participant receiving RSUs shall have no rights as a stockholder with respect to such RSUs until such time as Shares are issued to the Participant.

(d) Dividend Equivalent Accounts. Subject to the terms and conditions of this Plan and the applicable Award Agreement, as well as any procedures established by the Committee, the Committee may determine to pay dividend equivalent rights with respect to RSUs, in which case, unless determined by the Committee to be paid currently, the Company shall establish an account for the Participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the Share underlying each RSU. Notwithstanding the above, if the vesting of the RSUs is based upon the attainment of performance goals, any and all dividend equivalent rights with respect to the RSUs shall be subject to the attainment of the performance goals applicable to the underlying RSUs.

SECTION 10

(a) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Individuals an “Other Stock-Based Award,” which shall consist of an Award that is not an instrument or Award specified in Sections 6 through 9 of this Plan, the value of which is based in whole or in part on the value of Shares. Other Stock-Based Awards may be awards of Shares or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible or exchangeable into or exercisable for Shares), as deemed by the Committee consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash. To the extent that an Other Stock-Based Award is intended to qualify as “performance-based compensation” under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 5(c) hereof and meet the additional requirements imposed by Section 162(m).

(b) Outside Directors. If the Company permits Outside Directors to elect to receive some or all of their cash compensation in the form of Common Stock, then the Shares issued pursuant to any such elections shall be considered “Other Stock-Based Awards” issued under the terms of this Plan.

(c) The Vesting Period. At the time that an Other Stock-Based Award is granted, the Committee shall establish a period of time during which the Award shall vest. Each Award may have a different vesting period. Except with respect to Other Stock-Based Awards granted to Outside Directors, a vesting period of at least three years is required with incremental vesting of the Award over the three-year period permitted. If the grant or vesting is subject to the attainment of specified performance goals, a vesting period of at least one year is permitted. The expiration of the vesting period shall also occur as provided in the Award Agreement in accordance with Section 12(a) hereof.

(d) Dividend Equivalent Accounts. Subject to the terms and conditions of this Plan and the applicable Award Agreement, as well as any procedures established by the Committee, the Committee may determine to pay dividend equivalent rights with respect to an Other Stock-Based Award, in which case, unless determined by the Committee to be paid currently, the Company shall establish an account for the Participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the Share underlying each such Award. Notwithstanding the above, if the vesting of the Award is based upon the attainment of performance goals, any and all dividend equivalent rights with respect to the Award shall be subject to the attainment of the performance goals applicable to the underlying Award.

SECTION 11

(a) Amendment or Discontinuance of the Plan. The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may

(i) without the approval of the stockholders, (A) increase, subject to adjustments permitted herein, the maximum number of shares of Common Stock that may be issued through the Plan, (B) materially increase the benefits accruing to Participants under the Plan, (C) materially expand the classes of persons eligible to participate in the Plan, (D) expand the types of Awards available for grant under the Plan, (E) materially extend the term of the Plan, (F) materially change the method of determining the exercise price of Options or SARs, or (G) amend Section 11(c) to permit a reduction in the exercise price of Options or SARs; or

(ii) materially impair, without the consent of the recipient, an Award previously granted.

(b) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5(b) hereof) affecting the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(c) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to such canceled Award. Notwithstanding the foregoing, except for adjustments permitted under Sections 5(b) and 11(b) and (d), no action by the Committee shall, unless approved by the stockholders of the Company, (i) cause a reduction in the exercise price of Options or SARs granted under the Plan or (ii) permit an outstanding Option or SAR with an exercise price greater than the current fair market value of a Share to be surrendered as consideration for a new

Option or SAR with a lower exercise price, shares of Restricted Stock, Restricted Stock Units, and Other Stock-Based Award, a cash payment, or Common Stock. The determinations of value under this subparagraph shall be made by the Committee in its sole discretion.

(d) Change of Control.

(i) Unless otherwise provided in an Award Agreement, a Participant’s termination of Continuous Service without Cause or for Good Reason during the 12-month period following a Change of Control shall have the following effect on the Participant’s outstanding Awards as of the date of the Participant’s termination of Continuous Service: (i) all Options and SARs shall become immediately exercisable with respect to 100% of the Shares subject to such Options or SARS, and (ii) all time-vesting restrictions on other Awards shall lapse. With respect to outstanding Awards subject to performance conditions, unless otherwise provided in an Award Agreement, upon a Change of Control, all performance measures will be disregarded and the Award will convert to a corresponding time-vested Award at the target payout level, which will vest on the earlier of (i) the last day of the performance period, provided the Participant remained in Continuous Service through the performance period, or (ii) the date of the Participant’s termination without Cause or for Good Reason.

(ii) In addition, in the event of a Change of Control, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions:

(A) arrange for or otherwise provide that each outstanding Award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”);

(B) require that all outstanding Options and SARs be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised Options and SARs shall terminate;

(C) arrange or otherwise provide for the payment of cash or other consideration to Participants representing the value of such Awards in exchange for the satisfaction and cancellation of outstanding Awards; provided, however, that the case of any Option or SAR with an exercise price that equals or exceeds the price paid for a Share in connection with the Change of Control, the Committee may cancel the Option or SAR without the payment of consideration therefor; or

(D) make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject however to the terms of Section 5(b).

SECTION 12

(a) Award Agreements. Each Award hereunder shall be evidenced by an agreement or notice delivered to the Participant (by paper copy or electronically) that shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment or cessation of consulting or advisory services of the Participant and the effect thereon, if any, of a change in control of the Company.

(b) Withholding.

(i) A Participant shall be required to pay to the Company, and the Company shall have the right to deduct from all amounts paid to a Participant (whether under the Plan or otherwise), any taxes required by law to be paid or withheld in respect of Awards hereunder to such Participant.

(ii) At any time that a Participant is required to pay to the Company an amount required to be withheld under the applicable tax laws in connection with the issuance of Shares under the Plan, the Participant may, if permitted by the Committee, satisfy this obligation in whole or in part by delivering currently owned Shares or by electing (the “Election”) to have the Company withhold from the issuance Shares, which Shares shall have a value equal to the minimum amount required to be withheld (or, if permitted by the Committee, such other rate as will not cause adverse accounting consequences and is permitted under applicable IRS withholding rules) for federal and state tax purposes, including payroll taxes. The value of the Shares delivered or withheld shall be based on the fair market value of the Shares on the date as of which the amount of tax to be withheld shall be determined in accordance with applicable tax laws (the “Tax Date”).

(iii) Each Election to have Shares withheld must be made prior to the Tax Date. If a Participant wishes to deliver Shares in payment of taxes, the Participant must so notify the Company prior to the Tax Date.

(c) Transferability.

(i) No Awards granted hereunder may be sold, transferred, pledged, assigned, or otherwise encumbered by a Participant except:

(A) by will;

(B) by the laws of descent and distribution;

(C) pursuant to a domestic relations order, as defined in the Code, if permitted by the Committee and so provided in the Award Agreement or an amendment thereto; or

(D) if permitted by the Committee and so provided in the Award Agreement or an amendment thereto, Options may be transferred or assigned (1) to Immediate Family Members, (2) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the partners, (3) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the members, or (4) to a trust for the benefit of Immediate Family Members; provided, however, that no more than a de minimis beneficial interest in a partnership, limited liability company, or trust described in (2), (3) or (4) above may be owned by a person who is not an Immediate Family Member or by an entity that is not beneficially owned solely by Immediate Family Members.

(ii) To the extent that an Incentive Stock Option is permitted to be transferred during the lifetime of the Participant, it shall be treated thereafter as a Nonqualified Stock Option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Awards, or levy of attachment or similar process upon Awards not specifically permitted herein, shall be null and void and without effect. The designation of a Designated Beneficiary shall not be a violation of this Section 12(c).

(d) Share Certificates. Any certificates or book or electronic entry ownership evidence for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, stock appreciation rights, restricted stock, and other types of Awards provided for hereunder (subject to stockholder approval of any such arrangement if approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or as a consultant or adviser to the Company or any Subsidiary or in the employ of or as a consultant or adviser to any other entity providing services to the Company. The Company or any Subsidiary or any such entity may at any time dismiss a Participant from employment, or terminate any arrangement pursuant to which the Participant provides services to the Company or a Subsidiary, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. No Eligible Individual or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Eligible Individuals, Participants or holders or beneficiaries of Awards.

(g) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

(h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(k) Compliance with Law. The Company intends that Awards granted under the Plan, or any deferrals thereof, will comply with the requirements of Section 409A to the extent applicable.

(l) Deferral Permitted. Payment of cash or distribution of any Shares to which a Participant is entitled under any Award shall be made as provided in the Award Agreement. Payment may be deferred at the option of the Participant if provided in the Award Agreement.

(m) Headings. Headings are given to the subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(n) Recovery Policy. Each Award Agreement shall contain a provision permitting the Company to recover any Award granted under the Plan if (i) the Company’s financial statements are required to be restated at any time within the three-year period following the final payout of the Award and the Participant is determined to be responsible, in whole or in part, for the restatement, or (ii) the Award is subject to any clawback policies the Company may adopt in order to conform to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any resulting rules issued by the SEC or national securities exchanges thereunder. All determinations regarding the applicability of these provisions shall be in the discretion of the Committee.

SECTION 13

Term of the Plan. Subject to Section 11(a), no Awards may be granted under the Plan after May 18, 2027, which is ten years after the Effective Date; provided, however, that Awards granted prior to such date shall remain in effect until such Awards have either been satisfied, expired or canceled under the terms of the Plan, and any restrictions imposed on Shares in connection with their issuance under the Plan have lapsed.

STRATUS PROPERTIES INC.

Proxy Solicited on Behalf of the Board of Directors for

Annual Meeting of Stockholders to be held on May 18, 2017

The undersigned hereby appoints William H. Armstrong III and Kenneth N. Jones, or either of them, as proxies, with full power of substitution, to vote the undersigned’s shares of common stock of Stratus Properties Inc. at the annual meeting of stockholders to be held at the W Austin Hotel located at 200 Lavaca Street, Austin, Texas 78701 on Thursday, May 18, 2017, at 9:30 a.m., Central Time, and at any adjournment thereof, on all matters coming before the annual meeting. You can obtain directions to the W Austin Hotel on the hotel’s website at www.starwoodhotels.com/whotels/property/area/directions.html?propertyID=3224. The proxies will vote your shares: (1) as you specify on the back of this proxy card, (2) as the Board of Directors recommends where you do not specify your voting instructions on a matter listed on the back of this proxy card, and (3) as the proxies decide on any other matter properly coming before the annual meeting.

If you wish your shares to be voted on all matters as the Board of Directors recommends, simply sign, date and return this proxy card. If you wish your shares to be voted as you specify on a matter or all matters, please also mark the appropriate box or boxes on the back of this proxy card.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

IN THE ENCLOSED ENVELOPE

(continued and to be marked, signed and dated on reverse side)

▲ FOLD AND DETACH HERE ▲

Please mark your votes as indicated in this example

The Board of Directors recommends you vote FOR Proposal Nos. 1, 2, 3 and 4.

Proposal No. 1 – Election of two Class I director nominees.		FOR	WITHHOLD
Nominees are: James E. Joseph Michael D. Madden
FOR, except withold vote from the following nominee:___________________

Proposal No. 2 – Approval, on an advisory basis, of the compensation of our named executive officers.	FOR	AGAINST	ABSTAIN

Proposal No. 3 – Ratification of the appointment of BKM Sowan Horan, LLP as our independent registered public accounting firm for 2017.	FOR	AGAINST	ABSTAIN

Proposal No. 4 – Adoption of the 2017 Stock Incentive Plan.	FOR	AGAINST	ABSTAIN

Signature(s) ___________________________________________________________________ Dated: ______________________, 2017

You may specify your voting instructions by marking the appropriate boxes on this side. You need not mark any boxes, however, if you wish your shares to be voted on all matters as the Board of Directors recommends. If your voting instructions are not specified, your shares will be voted FOR Proposal Nos. 1, 2, 3 and 4.

▲ FOLD AND DETACH HERE ▲

STRATUS PROPERTIES INC. OFFERS STOCKHOLDERS OF RECORD TWO WAYS TO SUBMIT YOUR VOTING INSTRUCTIONS
Your Internet submission of voting instructions authorizes the named proxies to vote your shares of common stock in the same manner as if you had returned your proxy card. We encourage you to use this cost effective and convenient way of submitting your voting instructions, 24 hours a day, 7 days a week.

SUBMITTING VOTING INSTRUCTIONS BY INTERNET	SUBMITTING VOTING INSTRUCTIONS BY MAIL

Visit http://www.ivselection.com/stratus17. Have your proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 11:59 p.m., Central Time, on May 17, 2017.

Simply sign and date your proxy card and return it in the postage-paid envelope to Kenneth N. Jones, General Counsel and Secretary, Stratus Properties Inc., P.O. Box 17149, Wilmington, Delaware 19885-9810. If you are submitting voting instructions by Internet, please do not mail your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 18, 2017.

The accompanying proxy statement and the 2016 Annual Report are available at https://www.eproxyaccess.com/strs2017.